                                   $75,000,000

                   SENIOR, SECURED REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                       MIDAMERICAN REALTY SERVICES COMPANY

                                   AS BORROWER

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION

                      AS A LENDER AND ADMINISTRATIVE AGENT

                                       AND

                         U. S. BANK NATIONAL ASSOCIATION

                            AS A LENDER AND CO-AGENT

                                       AND

                              BANK OF AMERICA, N.A.

                                   AS A LENDER

                         DATED AS OF SEPTEMBER 20, 1999

--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS


SECTION 1.  THE REVOLVING CREDIT..............................................................................1

         SECTION 1.1.  REVOLVING CREDIT.......................................................................1
         SECTION 1.2.  LOANS..................................................................................2
         SECTION 1.3  LETTERS OF CREDIT.......................................................................2
         SECTION 1.4.  MANNER AND DISBURSEMENT OF BORROWING...................................................6
         SECTION 1.5.  MANNER OF OBTAINING LETTERS OF CREDIT..................................................7

SECTION 2.  INTEREST ON LOANS AND CHANGE IN CIRCUMSTANCE......................................................7

         SECTION 2.1.  INTEREST RATE OPTIONS..................................................................7
         SECTION 2.2.  MINIMUM AMOUNTS........................................................................9
         SECTION 2.3.  COMPUTATION OF INTEREST................................................................9
         SECTION 2.4.  MANNER OF RATE SELECTION...............................................................9
         SECTION 2.5.  CHANGE OF LAW.........................................................................10
         SECTION 2.6.  UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN ADJUSTED LIBOR...................10
         SECTION 2.7.  TAXES; INCREASED COSTS................................................................11
         SECTION 2.8.  CHANGE IN CAPITAL ADEQUACY REQUIREMENTS...............................................12
         SECTION 2.9.  FUNDING INDEMNITY.....................................................................13
         SECTION 2.10. LENDING BRANCH........................................................................13
         SECTION 2.11. DISCRETION OF LENDER AS TO MANNER OF FUNDING..........................................13
         SECTION 2.12. LENDER'S DUTY TO MITIGATE.............................................................14

SECTION 3.  FEES, PREPAYMENTS AND PAYMENTS...................................................................14

         SECTION 3.1.  CLOSING FEE...........................................................................14
         SECTION 3.2.  COMMITMENT FEE........................................................................14
         SECTION 3.3.  MANDATORY PREPAYMENTS.................................................................15
         SECTION 3.4.  VOLUNTARY PREPAYMENTS.................................................................15
         SECTION 3.5.  COMMITMENT REDUCTIONS.................................................................15
         SECTION 3.6.  PLACE AND APPLICATION OF PAYMENTS AND COLLECTIONS.....................................16
         SECTION 3.7.  NOTATIONS.............................................................................17
         SECTION 3.8.  ADMINISTRATIVE AGENT'S FEES...........................................................17

SECTION 4.  DEFINITIONS, INTERPRETATION......................................................................17

         SECTION 4.1.  DEFINITIONS...........................................................................17
         SECTION 4.2.  INTERPRETATION........................................................................32

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................32

         SECTION 5.1.  ORGANIZATION; POWER AND AUTHORITY.....................................................32

         SECTION 5.2.  AUTHORIZATION, ETC....................................................................33
         SECTION 5.3.  FULL DISCLOSURE.......................................................................33
         SECTION 5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF COMPANY; SUBSIDIARIES; AFFILIATES.............33
         SECTION 5.5.  FINANCIAL STATEMENTS..................................................................34
         SECTION 5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC..........................................34
         SECTION 5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC......................................................34
         SECTION 5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS; STATUTES AND ORDERS.............................34
         SECTION 5.9.  TAXES.................................................................................35
         SECTION 5.10. TITLE TO PROPERTY LEASES..............................................................35
         SECTION 5.11. LICENSES, PERMITS, ETC................................................................35
         SECTION 5.12. COMPLIANCE WITH ERISA.................................................................36
         SECTION 5.13. EXISTING DEBT; FUTURE LIENS...........................................................36
         SECTION 5.14. FOREIGN ASSETS CONTROL REGULATIONS, ETC...............................................37
         SECTION 5.15. STATUS UNDER CERTAIN STATUTES.........................................................37
         SECTION 5.16. ENVIRONMENTAL MATTERS.................................................................37
         SECTION 5.17. INTENTIONALLY OMITTED.................................................................38
         SECTION 5.18. MARGIN STOCK..........................................................................38
         SECTION 5.19. YEAR 2000.............................................................................38
         SECTION 5.20. NO MATERIAL ADVERSE CHANGE............................................................38
         SECTION 5.21. AFFILIATES............................................................................38
         SECTION 5.22. COMPLIANCE WITH LAWS..................................................................38
         SECTION 5.23. NO DEFAULT............................................................................39
         SECTION 5.24. TRADENAMES AND TRADEMARKS.............................................................39

SECTION 6.  CONDITIONS PRECEDENT.............................................................................39

         SECTION 6.1.  CONSOLIDATED NET WORTH................................................................39
         SECTION 6.2.  INTENTIONALLY OMITTED.................................................................40
         SECTION 6.3.  PLEDGE AGREEMENT AND PLEDGED SHARES...................................................40
         SECTION 6.4.  ALL ADVANCES..........................................................................40
         SECTION 6.5.  INITIAL ADVANCE.......................................................................41

SECTION 7.  COVENANTS........................................................................................41

         SECTION 7.1.  FINANCIAL AND BUSINESS INFORMATION....................................................42
         SECTION 7.2.  OFFICER'S CERTIFICATE.................................................................44
         SECTION 7.3.  INSPECTION............................................................................45
         SECTION 7.4.  COMPLIANCE WITH LAW...................................................................45
         SECTION 7.5.  INSURANCE.............................................................................45
         SECTION 7.6.  MAINTENANCE OF PROPERTIES.............................................................46
         SECTION 7.7.  PAYMENT OF TAXES......................................................................46
         SECTION 7.8.  CORPORATE EXISTENCE, ETC..............................................................46
         SECTION 7.9.  CONSOLIDATED NET WORTH................................................................46
         SECTION 7.10. FIXED CHARGES RATIO...................................................................47
         SECTION 7.11. INTEREST CHARGES COVERAGE RATIO.......................................................47
         SECTION 7.12. MAXIMUM LEVERAGE......................................................................47

         SECTION 7.13.  CONSOLIDATED TOTAL DEBT RATIO........................................................47
         SECTION 7.14.  CAPITAL EXPENDITURES.................................................................47
         SECTION 7.15. INCURRENCE OF DEBT....................................................................47
         SECTION 7.16.  PRIORITY DEBT........................................................................48
         SECTION 7.17.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.......................................48
         SECTION 7.18.  LIENS................................................................................48
         SECTION 7.19.  MERGER, CONSOLIDATION, ETC...........................................................50
         SECTION 7.20.  SALE OF ASSETS, ETC..................................................................51
         SECTION 7.21.  LINE OF BUSINESS.....................................................................51
         SECTION 7.22.  TRANSACTIONS WITH AFFILIATES.........................................................52
         SECTION 7.23.  AMENDMENT TO CERTIFICATE OF INCORPORATION............................................52
         SECTION 7.24.  USE OF PROCEEDS......................................................................52
         SECTION 7.25.  PARI PASSU RANK WITH OTHER SENIOR NOTES..............................................52
         SECTION 7.26.  PERMITTED ACQUISITIONS...............................................................53
         SECTION 7.27.  FORMATION OR ACQUISITION OF SUBSIDIARIES.............................................54
         SECTION 7.28.  PARENT COMPANY DEBT..................................................................54

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES...................................................................54

         SECTION 8.1.  EVENTS OF DEFAULT.....................................................................54
         SECTION 8.2.  NON-BANKRUPTCY DEFAULT REMEDIES.......................................................56
         SECTION 8.3.  BANKRUPTCY DEFAULT REMEDIES...........................................................56
         SECTION 8.4.  CASH COLLATERALIZATION OF LETTERS OF CREDIT IN DEFAULT................................57

SECTION 9.  TO ADMINISTRATIVE AGENT AND CO-AGENT.............................................................57

         SECTION 9.1.  APPOINTMENT AND AUTHORIZATION.........................................................57
         SECTION 9.2.  RIGHTS AS A LENDER....................................................................57
         SECTION 9.3.  STANDARD OF CARE......................................................................58
         SECTION 9.4.  COSTS AND EXPENSES....................................................................59
         SECTION 9.5.  INDEMNITY.............................................................................59
         SECTION 9.6.  CO-AGENT .............................................................................59

SECTION 10.  MISCELLANEOUS...................................................................................59

         SECTION 10.1.  HOLIDAYS.............................................................................59
         SECTION 10.2.  NO WAIVER, CUMULATIVE REMEDIES.......................................................59
         SECTION 10.3.  WAIVERS, MODIFICATIONS AND AMENDMENTS................................................60
         SECTION 10.4.  COSTS AND EXPENSES...................................................................60
         SECTION 10.5.  DOCUMENTARY TAXES....................................................................60
         SECTION 10.6.  SURVIVAL OF REPRESENTATIONS..........................................................61
         SECTION 10.7.  SURVIVAL OF INDEMNITIES..............................................................61
         SECTION 10.8.  NOTICES..............................................................................61
         SECTION 10.9.  HEADINGS.............................................................................62
         SECTION 10.10. SEVERABILITY OF PROVISIONS...........................................................63
         SECTION 10.11. COUNTERPARTS.........................................................................63
         SECTION 10.12. BINDING NATURE, GOVERNING LAW, ETC...................................................63

         SECTION 10.13. ENTIRE UNDERSTANDING.................................................................63
         SECTION 10.14. PARTICIPATION........................................................................63
         SECTION 10.15. ASSIGNMENT AGREEMENTS................................................................63
         SECTION 10.16. CONFIDENTIALITY......................................................................64
         SECTION 10.17. CHANGE IN CONTROL....................................................................65
         SECTION 10.18. CONSENT TO JURISDICTION..............................................................67
         SECTION 10.19. WAIVER OF JURY TRIAL.................................................................67

                   SENIOR, SECURED REVOLVING CREDIT AGREEMENT

TO:    LaSalle Bank National Association
       individually as a Lender
       and as Administrative Agent

       and

       U. S. Bank National Association
       individually as a Lender and as
       Co-Agent

       and

       Bank of America, N.A.,
       individually as a Lender

       and

       Each other Lender from time
       to time party hereto

Ladies and Gentlemen:

The undersigned MidAmerican Realty Services Company, an Iowa corporation (the "Company"), applies to the Lenders for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make credit accommodations available to the Company, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as a "Lender", all of you are hereinafter referred to collectively as the "Lenders". LaSalle Bank National Association, in its capacity as administrative agent for the Lenders is hereinafter referred to as the "Administrative Agent", and U. S. Bank National Association, in its capacity as co-agent to the Lenders hereunder is referred to as "Co-Agent".

SECTION 1.  THE REVOLVING CREDIT.

SECTION 1.1.  REVOLVING CREDIT.

Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "Revolving Credit") to the Company which may be availed of by the Company from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of Revolving Credit which each Lender agrees to extend to the Company shall be the amount set forth opposite such Lender's signature hereto under the heading "Revolving Credit Commitment," as such amount may be reduced pursuant hereto. During the period from and including the date hereof to but not including the Termination Date, the Company may use the Revolving Credit Commitment by borrowing, repaying and reborrowing Loans in whole or in part. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment.

SECTION 1.2.  LOANS.

Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Loan" and collectively the "Loans"). Each Loan shall be in a minimum amount of $100,000 (subject to the provisions of Section 2 hereof which require different minimum amounts in the case of Loans bearing interest with reference to Adjusted LIBOR), and each Loan shall be made pro rata by the Lenders in accordance with the amounts of their Revolving Credit Commitments. Each advance made by a Lender of its pro rata share of a Loan shall be made against and evidenced by a Revolving Credit Note of the Company in the form (with appropriate insertions) attached hereto as Exhibit A (individually, a "Note" and collectively the "Notes") payable to the order of each Lender in the principal amount of its Revolving Credit Commitment. Each Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account of any Note shall be the sum of all advances theretofore made under this Section less all payments of principal actually received.

SECTION 1.3  LETTERS OF CREDIT.

         (a) General Terms. Subject to all of the terms and conditions hereof, the Revolving Credit may be available in the form of commercial and/or standby letters of credit issued by the Administrative Agent or the Co-Agent (each, as to any Letter of Credit issued by it, being hereinafter referred to as the "Issuing Agent" for such Letter of Credit) for the account of the Company or, at the direction of the Company, any Subsidiary of the Company, (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate outstanding amount of Letters of Credit issued and outstanding shall not at any time exceed $3,000,000. For all purposes of this Agreement, Letters of Credit shall be deemed outstanding as of any one time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitments shall to such extent be reinstated. The Letters of Credit shall be issued by an Issuing Agent, but each Lender shall be obligated to reimburse such Issuing Agent for such Lender's pro rata share of the amount of each draft drawn thereunder in accordance with this Section and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitments of all Lenders pro rata in accordance with the amounts of the Revolving Credit Commitments. Any Letter of Credit issued for the account of a Subsidiary is so issued for the convenience of, and as an accommodation to, the Company, and for all purposes of this Agreement shall be tantamount to issuing such Letter of Credit for the account of the Company hereunder.

         (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) (provided, that any Letter of Credit may be extended, automatically or otherwise, for successive periods of up to 12 months on terms acceptable to the Issuing Agent) or (ii) the Termination Date.

         (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, shall conform to the customary requirements of the relevant Issuing Agent for the issuance of commercial and/or standby letters of credit as to form and substance, and shall be a letter of credit which such Issuing Agent may lawfully issue.

         (d) Applications. At the time the Company requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), the Company shall execute and deliver to the relevant Issuing Agent an application for such Letter of Credit in the form customarily prescribed by such Issuing Agent (individually an "Application" and collectively the "Applications").

         (e) Reimbursement Obligations. Subject to the other provisions of this
Section 1.3, the obligation of the Company to reimburse an Issuing Agent for drawings under a Letter of Credit issued by such Issuing Agent shall be governed by the Application for such Letter of Credit except that reimbursement for drawings shall be made to the Issuing Agent by no later than 11:00 a.m. (Des Moines time) on the Business Day following the date when such drawing was paid. In the event an Issuing Agent is not reimbursed by the Company for the amount such Issuing Agent pays on any draft drawn under a Letter of Credit issued hereunder by 11: 00 a.m. (Des Moines time) on the Business Day following the date when such drawing is paid, the obligation of the Company to reimburse such Issuing Agent for the amount of such draft paid shall bear interest (which the Company hereby promises to pay on demand) from and after the date the draft is paid and until payment in full thereof at the fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect. This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Notwithstanding anything contained in the Applications to the contrary, (i) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 1.3(h) below, (ii) prior to the occurrence of an Event of Default, unless otherwise required by this Agreement, no Issuing Agent will call for any additional collateral security for the obligations of the Company under the Applications other than collateral security consisting of rights in goods (or documents of title evidencing the same) financed under such Applications as provided in such Applications and (iii) prior to the occurrence of a Default or an Event of Default, the Issuing Agent will not call for the funding of a Letter of Credit by the Company prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date). The Company hereby irrevocably authorizes the Lenders or the Issuing Agent to charge any of the Company's deposit accounts maintained with the Lenders or the Issuing Agent, as the case may be, for the amount necessary to reimburse the Issuing Agent where required hereunder for any drafts drawn under Letters of Credit issued hereunder.

The reimbursement obligations of the Company under this Section 1.3(e) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit document,

          (ii) any amendment or waiver of or any consent to or departure from all or any of the provisions of any Letter of Credit document;

          (iii) the existence of any claim, set-off, defense or other rights that the Company may have at any time against a beneficiary of a Letter of Credit (or any Person for whom such beneficiary may be acting), any Agent, any Lender or any other Person, whether in connection with this Agreement, another Letter of Credit or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (v) payment by the Issuing Agent under a Letter of Credit against presentation to the Issuing Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Issuing Agent's determination that documents presented under the Letter of Credit comply with the terms thereof shall not have constituted negligence or willful misconduct of the Issuing Agent; or

          (vi) any other act or omission to act or delay of any kind by any Lender, any of the Agents or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

         (f) Change in Laws. If any Issuing Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Issuing Agent or such Lender (whether or not having the force of law), in each case, occurring after the date hereof and having general applicability to banks within the jurisdiction in which such Issuing Agent or Lender operates, shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or such Issuing Agent or such Lender or the liability of the Company with respect thereto, or

          (ii) impose on such Issuing Agent or such Lender any penalty with respect to the foregoing or any other condition regarding the Applications or the Letters of Credit;

and the Issuing Agent or such Lender shall determine in good faith that the result of any of the foregoing is to materially increase the cost (whether by incurring a cost or adding to a cost) to the Issuing Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder, then the Company shall pay within 15 days after written demand therefor from such Issuing Agent or such Lender such additional amounts as the Issuing Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost in respect of each such Letter of Credit issued for the Company's account or its Subsidiary's account; provided, that the Company shall not be required to compensate or indemnify the Issuing Agent or such Lender for any increased costs incurred more than 90 days prior to the date such Issuing Agent or such Lender notifies the Company of the event giving rise to such increased costs. If the Issuing Agent or any Lender makes such a claim for compensation, it shall provide the Company (with a copy to the Issuing Agent in the case of any Lender) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

         (g) Participants in Letters of Credit. Letters of Credit will be issued by the Issuing Agent, and each Lender shall participate on a pro rata basis in the Letters of Credit issued by such Issuing Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event any Issuing Agent is not reimbursed by the Company by the time required by Section 1.3(e) hereof for the amount paid by such Issuing Agent on any draft presented under a Letter of Credit issued for the Company's account, then in that event such Lender shall pay to such Issuing Agent such Lender's pro rata share of the amount of each draft so paid based on the percentage which its Revolving Credit Commitment bears to the aggregate of the Revolving Credit Commitments and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Issuing Agent to obtain reimbursement from the Company for the amount of such draft, together with interest thereon as provided for herein. The obligations of the Lenders to the Issuing Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Company, any of the Agents, any Lender or any other Person whatsoever. In the event that any Lender falls to honor its obligation to reimburse the Issuing Agent for its pro rata share of the amount of any such draft, then in that event (i) each other Lender shall pay to the Issuing Agent its pro rata share of the payment due the Issuing Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Company in respect of such draft and
(iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon payable by the defaulting Lender at the rate provided for herein.

         (h) Letter of Credit Fees. The Company shall pay the Issuing Agent the following letter of credit fees for each Letter of Credit:

                (i) on the date of issuance of such Letter of Credit, a fronting fee of 0.15% multiplied by the stated amount of such Letter of Credit.

               (ii) an issuance fee quarterly in arrears on the last day of the first full calendar quarter following its issuance and each calendar quarter thereafter so long as such Letter of Credit remains outstanding in an amount equal to the then applicable rate per annum set forth below opposite the then current Cash Flow Leverage Ratio of the Company multiplied by the daily stated amount of such Letter of Credit calculated on the basis of a 360 day year and the number of actual days elapsed that such Letter of Credit is outstanding from and including the first day of such quarter or, for the first such payment, from and including the date of issuance.

       Cash Flow Leverage Ratio                            Letter of Credit Rate
       ------------------------                            ---------------------

       Less than 1.50:1                                     1.25%

       1.50:1 and greater, but not greater than 2.0:1       1.60%

       Greater than 2.0:1 but not greater than 2.5:1        1.875%

       Greater than 2.5:1 but not greater than 3.00:1       2.15%

       Greater than 3.00:1                                  2.50%

          The Letter of Credit rate so determined shall remain the same throughout the following calendar quarter notwithstanding any subsequent change in the Cash Flow Leverage Ratio. The Cash Flow Leverage Ratio shall be calculated by the Company as of the last day of each fiscal quarter and shall remain in effect until thirty days after the end of the next fiscal quarter, or if sooner, the date the Company furnishes its certified calculation of the Cash Flow Leverage Ratio as at the fiscal quarter then ended pursuant to Section 7.2 hereof.

Such letter of credit fees shall be held by the Issuing Agent for the ratable account of the Lenders. In addition to the letter of credit fees called for by the preceding sentences, the Company further agrees to pay to the Issuing Agent for its own use and benefit such standard documentation, amendment, negotiation, processing and transaction fees and charges as the Issuing Agent may from time to time customarily impose in connection with the processing and payment of letter of credits and drafts drawn thereunder.

SECTION 1.4.  MANNER AND DISBURSEMENT OF BORROWING.

The Company shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Des Moines time) on the date the Company requests that any Loan be made to it under the Revolving Credit Commitments, and the Administrative Agent shall promptly notify each Lender of the Administrative Agent's receipt of each such notice. Each such notice shall specify the date of the Loan requested (which shall be a Business
Day) and the amount of such Loan. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Company has otherwise timely elected a LIBOR Portion as provided in Section 2 hereof. The Company agrees that the Administrative Agent may rely upon any written or telephonic notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (other than reference to the list provided to the Administrative Agent pursuant to Section 6.2 hereof or any update or notice with respect thereto) and in the event any telephonic notice conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. Not later than 2:30 p.m. (Des Moines time) on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its pro rata share of such Loan available to the Administrative Agent in immediately available funds. Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Administrative Agent in Chicago,

Illinois, in immediately available funds upon receipt by the Administrative Agent from each Lender of its pro rata share of such Loan. Unless the Administrative Agent shall have been notified by a Lender prior to 1:00 p.m. (Des Moines time) on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Administrative Agent (which notice a Lender shall not be entitled to give unless a condition precedent to lending has not been satisfied or waived), the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Company, the Administrative Agent shall be entitled to receive such amount from such Lender forthwith upon the Administrative Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but including the date the Administrative Agent recovers such amount at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Company will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Company will not have liability under Section 2.9 hereof with respect to such payment.

SECTION 1.5.  MANNER OF OBTAINING LETTERS OF CREDIT.

The Company shall provide at least three (3) Business Days' advance written notice to the Issuing Agent in a form reasonably acceptable to the Issuing Agent of its request for the issuance for its account, or its Subsidiary's account, of a standby Letter of Credit and not later than 11:00 a.m. (local time of the Issuing Agent) on any business day of its request for the issuance on such day for its account or its Subsidiary's account of a commercial Letter of Credit, such notice to be accompanied by a properly executed Application for such Letter of Credit, in each case, together with the fees called for hereby in Section 1.3(h). The Issuing Agent shall promptly notify each Lender of the Issuing Agent's receipt of such notice.

SECTION 2.  INTEREST ON LOANS AND CHANGE IN CIRCUMSTANCE.

SECTION 2.1.  INTEREST RATE OPTIONS.

         (a) Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by the Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by a single class of the Notes which is not a part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by a single class of the Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, maintain or effect by conversion a LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company promises to pay interest on each Portion at the rates and times specified in this Section 2.

         (b) Domestic Rate Portion. Each Domestic Rate Portion applicable to the Notes shall bear interest (which the Company promises to pay at the times herein provided) at the rate per annum equal to the Domestic Rate as in effect from time to time plus the Domestic Rate Margin; provided that if any Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding two percent (2%) per annum to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarterly on the last day of each calendar quarter (commencing September 30, 1999) and at maturity of the Notes (whether by lapse of time, acceleration or otherwise). Interest after maturity shall be due and payable upon demand. Any change in the interest rate on any Domestic Rate Portion resulting from a change in the Domestic Rate shall be effective as of the date of the relevant change in the Domestic Rate. Lenders shall not be obligated to give notice to Company of any change in the Domestic Rate.

         (c) LIBOR Portions. Each LIBOR Portion shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the then applicable LIBOR MARGIN determined at the rates and times specified in Section 2.4(b) to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding two percent (2%) per annum to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such unpaid LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion of the applicable Notes and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion of the applicable Notes after default until such converted Portion is paid in full. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and at maturity (whether by lapse of time, acceleration or otherwise), and with respect to any Interest Period applicable to a LIBOR Portion in excess of three (3) months, then on the date occurring every three (3) months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity, if any, shall be due and payable upon demand. The Company shall notify the Administrative Agent on or before 11:00 a.m. (Des Moines time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion of the applicable Notes as of and on the last day of such Interest Period. The Administrative Agent shall notify each Lender of each such notice received from the Company pursuant to the foregoing provision.

         (d) Conversion to Fixed Rate. The Company may convert, at any time and from time to time, all or any portion of the outstanding Loans to a fixed rate, for a term not extending beyond the Termination Date for all or any portion of the period ending on or before the Termination Date pursuant to a Swap Transaction with any Lender and on terms and conditions acceptable to such Lender (including a prepayment penalty if any). The Lenders acknowledge that $12,500,000 of the Loans are presently subject to a Swap Transaction with LaSalle Bank National Association. The Lenders agree that so long as any Swap Transaction between the Company and any Lender provides for payments of interest to the Company based on LIBOR that is not adjusted by the Reserve Percentage, then to the extent of such Lender's LIBOR Portion of Loans not in excess of the dollar amount of such Swap Transaction, no adjustment for the Reserve Percentage to LIBOR under this Agreement shall be made for the purpose of determining the interest rate under Section 2.1 (c) payable to such Lender, and no increased costs shall be payable to such Lender with respect to such LIBOR Portion of Loans under Section 2.7 resulting from any changes affecting the Reserve Percentage.

SECTION 2.2.  MINIMUM AMOUNTS.

Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount, which is an integral multiple of $50,000.

SECTION 2.3.  COMPUTATION OF INTEREST.

All interest on the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

SECTION 2.4.  MANNER OF RATE SELECTION.

         (a) The Company shall notify the Administrative Agent (i) by 11:00 a.m. (Des Moines time) at least two (2) Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into the Domestic Rate Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests shall be written or telephonic and may be given by facsimile. If telephonic, such notice shall be confirmed in writing (which may be by facsimile) prior to end of the same Business Day.

         (b) The applicable LIBOR Margin shall be the per annum percentage amount set forth opposite the then current Cash Flow Leverage Ratio of the Company at the time the Company provides its notice to the Lender pursuant to subparagraph (a) above or pursuant to Section 2.1(c):

        Cash Flow Leverage Ratio                                    LIBOR Margin
        ------------------------                                    ------------

        Less than 1.50:1                                            1.25%

        1.50:1 and greater, but not greater than 2.0:1              1.60%

        Greater than 2.0:1 but not greater than 2.5:1               1.875%

        Greater than 2.5:1 but not greater than 3.00:1              2.15%

        Greater than 3.00:1                                         2.50%

The LIBOR Margin so determined shall remain the same throughout the Interest Period selected notwithstanding any subsequent change in the Cash Flow Leverage Ratio. The Cash Flow Leverage Ratio shall be calculated by the Company as of the last day of each fiscal quarter and shall remain in effect until thirty days after the end of the next fiscal quarter, or if sooner, the date Company furnishes its certified calculation of the Cash Flow Leverage Ratio as at the fiscal quarter then ended pursuant to Section 7.2 hereof.

SECTION 2.5.  CHANGE OF LAW.

Notwithstanding any other provisions of this Agreement or of the Notes, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof occurring after the date hereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Administrative Agent which in turn shall promptly so notify the Company and the obligation of such Lender to create or continue to maintain such LIBOR Portion under this Agreement shall terminate on the last day of the then current applicable Interest Period or Periods (or, if earlier, the last day on which such Lender can lawfully create or continue to maintain any LIBOR Portion) until it is no longer unlawful for such Lender to create or continue to maintain such LIBOR Portion. If the continued maintenance of any LIBOR Portion is unlawful, the Company shall either, at its option, (x) prepay the outstanding principal amount of the affected LIBOR Portion (without regard to the restrictions on the prepayment of LIBOR Portions set forth in Section 3.4), together with all interest accrued thereon and all other amounts payable to such Lender with respect thereto under this Agreement, or (y) elect to convert the principal amount of the affected LIBOR Portion into the Domestic Rate Portion available hereunder, subject to the terms and conditions of this Agreement, in which case no prepayment of principal or other payment with respect thereto (other than payment of interest on the regularly scheduled interest payment date or dates) shall be required.

SECTION 2.6. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN ADJUSTED
LIBOR.

Notwithstanding any other provisions of this Agreement or of the Notes, if prior to the commencement of any Interest Period:

         (a) any Lender shall determine that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender; or

         (b) any Lender shall determine that by reason of circumstance beyond the Lender's reasonable control adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, or

         (c) any Lender in good faith shall determine that the Company shall have failed to comply with requirements of Section 2.4 (b) and Section 7.2 (b) regarding the certification or calculation of the LIBOR MARGIN.

then such Lender shall promptly give notice thereof to the Administrative Agent (which in turn shall promptly give notice thereof to the Company and the other Lenders) and the obligations of such Lender to create, continue or effect by conversion any LIBOR Portion, in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market, adequate and reasonable means exist for ascertaining Adjusted LIBOR, or the Company shall have complied with the requirements of Section 2.4 (b) and Section 7.2 (b) hereof, as the case may be.

SECTION 2.7.  TAXES; INCREASED COSTS.

With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over any Lender or its lending branch or the LIBOR Portion contemplated by this Agreement (whether or not having the force of law), in each case after the date hereof and having general applicability to banks in the jurisdiction in which such Lender operates, shall:

          (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets, held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion; or

          (ii) subject such Lender, any LIBOR Portion or any Note to the extent it evidences such LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or the Note to the extent it evidences such LIBOR Portion, except any franchise tax or any taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender or its lending branch is located, or taxes in substitution thereof, and except taxes such Lender could have avoided by filing of appropriate forms.

and such Lender shall reasonably determine that the result of any of the foregoing is to materially increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender with respect to such LIBOR Portion, then within fifteen (15) days after demand by such Lender, the Company shall pay to the Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount; provided, however, that the Company shall not be required to pay such additional amounts in respect of any such change for any period ending prior to the date that is 90 days prior to the giving of the notice of the determination of such additional amounts (unless such period shall have commenced after the date that such Lender notified the Company of the possibility that additional amounts may be payable as a result of such change), except, if such change shall have been imposed retroactively, for the period from the effective date of such change to the date that is 90 days after the first date on which such Lender reasonably should have had knowledge of such change. If a Lender makes such demand for compensation, it shall provide to the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed conclusive if reasonably determined. If any circumstances giving rise to a Lender's demand for compensation are subsequently modified, amended or repealed with effect of reducing or eliminating the increased costs to such Lender or reducing the interest or principal received or receivable by such Lender, then such Lender shall promptly give notice thereof to the Company.

SECTION 2.8.  CHANGE IN CAPITAL ADEQUACY REQUIREMENTS.

If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof and having general applicability to banks in the jurisdiction in which such Lender operates, or compliance by such Lender (or any of its branches or any corporation having control of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of materially reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after written demand by such Lender, the Company shall pay to such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for the reduction; provided, however, that the Company shall not be required to pay such additional amounts in respect of any such adoption or change for any period ending prior to the date that is 90 days prior to the giving of the notice of the determination of such additional amounts (unless such period shall have commenced after the date that such Lender notified the Company of the possibility that additional amounts may be payable as a result of such adoption or change), except, if such adoption or change shall have been imposed retroactively, for the period from the effective date of such adoption or change to the date that is 90 days after the first date on which such Lender reasonably should have had knowledge of such adoption or change. If such Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the reduction as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed conclusive if reasonably determined. If any changes giving rise to such Lender's demand for compensation are subsequently modified, amended or repealed with effect of reducing or eliminating the increased costs to such Lender or the reduction in interest or principal received or receivable by such Lender, then such Lender shall promptly give notice thereof to the Company.

SECTION 2.9.  FUNDING INDEMNITY.

In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (excluding loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

               (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provision of this Agreement; or

               (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given by the Company pursuant to this Agreement;

then upon demand of such Lender, the Company shall pay to such Lender such amount as will reimburse such Lender for such reasonable loss, cost or expense (such loss, cost or expense will not include any allocated salary of employees of such Lender). If such Lender requests such a reimbursement it shall provide the Company with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed conclusive if reasonably determined.

SECTION 2.10.  LENDING BRANCH.

Each Lender may, at its option, elect to make, fund or maintain portions of the Loans hereunder at such branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section
10.15 hereof or at such branches of offices as such Lender may from time to time elect; provided, however, that the designation of a new lending office or branch by any Lender shall not make operable the provisions of Section 2.7 or entitle the Lender to make a claim under Sections, 2.5, 2.6, 2.7 or 2.8 if such operability of such clause or such claim results solely from such designation and not from any adoption or change specified in the applicable section subsequent to such designation.

SECTION 2.11.  DISCRETION OF LENDER AS TO MANNER OF FUNDING.

Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its
Note in any manner it sees fit; provided such funding is in accordance with the terms of this Agreement, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.7, 2.8 and 2.9 hereof) shall be made as if such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR for such Interest Period.

SECTION 2.12.  LENDER'S DUTY TO MITIGATE.

Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 1.3(f), 2.5, 2.6, 2.7 or 2.8 hereof, such Lender will, after notice to the Company, to the extent not inconsistent with such Lender's internal policies and customary business practices, use its best efforts to make, fund or maintain the affected Portion, through another lending office of such Lender if as a result thereof the unlawfulness which would otherwise require payment or conversion of such Portion pursuant to Section 2.5 hereof would cease to exist or the circumstances which would otherwise terminate such Lender's obligation to make such affected Portion under Section 2.6 hereof would cease to exist or the increased costs which would otherwise be required to be paid in respect of such affected Portion pursuant to Section 2.7 hereof would be materially reduced, and if as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Portion through such other lending office would not otherwise adversely affect such Portion.

SECTION 3.  FEES, PREPAYMENTS AND PAYMENTS

SECTION 3.1.  CLOSING FEE.

On the date of this Agreement the Company shall pay to the Administrative Agent to be shared pro rata by the Lenders on the basis of the ratio of each Lender's Revolving Credit Commitment to the total Revolving Credit Commitments, a one-time nonrefundable fee equal to .375% of the aggregate amount of the Revolving Credit Commitments.

SECTION 3.2.  COMMITMENT FEE.

For the period commencing on the date of this Agreement to and including the Termination Date, the Company shall pay to the Administrative Agent to be shared pro rata by the Lenders on the basis of the ratio of each Lender's Revolving Credit Commitment to the total Revolving Credit Commitments a commitment fee in an amount equal to the then applicable rate per annum set forth below on the average daily unused amount of the Revolving Credit Commitments hereunder calculated on the basis of a 360 day year and actual days elapsed. Such fee shall be payable on December 31, 1999 and on the last day of March, June, September, and December thereafter to and including, and on, the Termination Date.

The applicable commitment fee rate shall be the per annum percentage amount set forth opposite the then current Cash Flow Leverage Ratio of the Company as at the end of each calendar quarter and shall apply throughout the following calendar quarter:

   CASH FLOW LEVERAGE RATIO                                COMMITMENT FEE RATE
   ------------------------                                -------------------

   Less than 1.50:1                                              .20%

   1.50:1 and greater, but not greater than 2.0:1                .25%

   Greater than 2.0:1 but not greater than 2.5:1                 .30%

   Greater than 2.5:1 but not greater than 3.00:1               .375%

   Greater than 3.00:1                                           .50%

The commitment fee rate so determined shall remain the same throughout the following calendar quarter notwithstanding any subsequent change in the Cash Flow Leverage Ratio.

SECTION 3.3.  MANDATORY PREPAYMENTS.

In the event a reduction in the aggregate amount of Revolving Credit Commitments pursuant to Section 3.5(b) hereof results in the aggregate principal amount of Loans and Letters of Credit then outstanding being greater than the aggregate amount of Revolving Credit Commitments, the Company shall immediately pay the amount of the difference to the Administrative Agent as a mandatory prepayment of such obligations, with such prepayments to be first applied to the principal amount outstanding under the Notes until payment thereof in full, with any remaining balance to be held as cash collateral security for the Letters of Credit.

SECTION 3.4.  VOLUNTARY PREPAYMENTS.

         (a) The Company shall have the privilege of prepaying, without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $100,000) the Domestic Rate Portion of the Notes at any time upon notice to the Administrative Agent prior to 11:00 a.m. (Des Moines time) on the date fixed for prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment.

         (b) The Company may prepay any LIBOR Portion of the Notes only on the last date of the then applicable Interest Period, without premium or penalty in whole or in part (but, if in part, then in an amount not less than $250,000 or such greater amount which is an integral multiple of $50,000) upon two (2) Business Days' prior written notice to the Administrative Agent (which notice shall be irrevocable once given, must be received by the Administrative Agent no later than 11:00 a.m. (Des Moines time) on the second Business Day preceding the date of such prepayment and shall specify the amount to be prepaid); provided, however, that the outstanding principal amount of any LIBOR Portion applicable to the Note prepaid in part shall not be less than $1,000,000 after giving effect to such prepayment. Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the end of the applicable Interest Period.

SECTION 3.5.  COMMITMENT REDUCTIONS.

         (a) Optional Reduction. The Company shall have the right as of the end of any month, upon five (5) Business Days' prior notice to the Lender, to terminate without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $5,000,000) the aggregate amount of Revolving Credit Commitments, provided that the aggregate amount of Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Loans and the Letters of Credit then outstanding. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated.

         (b) Mandatory Reduction. The aggregate amount of Revolving Credit Commitments shall be permanently reduced on the date of any principal payment made by the Company on the Senior Notes, including any optional or required prepayment, or any purchase of the Senior Notes by the Company or its Subsidiaries, by an amount that equals a product of (i) a fraction, the numerator of which is the principal amount of Senior Notes so paid or purchased, and the denominator of which is the total principal amount of the Senior Notes then outstanding immediately prior to such payment or purchase, times (ii) the aggregate amount of Revolving Credit Commitments then in effect.

SECTION 3.6.  PLACE AND APPLICATION OF PAYMENTS AND COLLECTIONS.

All payments of principal, interest, and all other Obligations payable hereunder shall be made to the Administrative Agent at its principal office in Chicago, Illinois, no later than 11:00 a.m. (Des Moines time) on the date any such payment is due and payable. Payments received by the Administrative Agent after 11:00 a.m. shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any franchise tax and any taxes imposed or measured by the net income of the Lenders). Except as otherwise provided in this Agreement, all payments shall be received by the Administrative Agent for the ratable account of the Lenders, and shall be promptly distributed by the Administrative Agent ratably to the Lenders except that payments which pursuant to the terms hereof are for the use and benefit of the Administrative Agent shall be retained by it for its own account and payments received to reimburse a Lender for a cost peculiar to that Lender shall be remitted to it. Unless the Company otherwise directs, principal payments shall be first applied to the Domestic Rate Portion of the Notes until payment in full thereof, with any balance applied to the LIBOR Portions of the Notes in the order in which their Interest Periods expire. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section 2.9 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.9 shall preclude a later demand by the Lenders for any amount due them under Section 2.9 in respect of such payment. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes or the Applications shall be remitted to the Administrative Agent and distributed as follows:

         (a) first, to the payment of any outstanding costs and expenses reasonably incurred by the Agents in protecting, preserving or enforcing rights under this Agreement, the Applications, or the Notes and in any event including all costs and expenses of a character which the Company has agreed to pay under
Section 10.4 hereof and which are then due and payable (such funds to be retained by the relevant Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to such Agent);

         (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes, the Applications or this Agreement (other than for principal of the Notes or reimbursement of the principal amounts presented and paid under the Letters of Credit) ratably as among the Lenders in accord with the amount of such interest and other fees or amounts owing each;

         (c) third, to the payment of the principal of the Notes ratably among the Notes and the amounts of all drafts presented and paid under the Letters of Credit;

         (d) fourth, in the case of an Event of Default or repayment of all Obligations and the termination of the Revolving Credit Commitments to be held by the Administrative Agent up to the full undrawn amount of the Letters of Credit and applied by the Administrative Agent to the payment of any drafts presented and paid thereunder with any surplus distributed as hereinbelow provided;

         (e) fifth, to the Lenders ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Company owing to each of them unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

         (f) sixth, to the Company or whoever may be lawfully entitled thereto.

SECTION 3.7.  NOTATIONS.

All advances made against the Notes, the status of all amounts evidenced by the Notes as constituting part of a Domestic Rate Portion or LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the applicable Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of the borrowings evidenced thereby and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note, the Lender holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of a Domestic Rate Portion or LIBOR Portion and the rates of interest and Interest Periods applicable thereto.

SECTION 3.8.  ADMINISTRATIVE AGENT'S FEES.

On the date of the initial extension of credit hereunder and on each yearly anniversary date thereof when any credit, or commitment to extend credit, is outstanding hereunder the Company shall pay to the Administrative Agent, for its own use and benefit, an annual administrative fee of $25,000.

SECTION 4.  DEFINITIONS, INTERPRETATION.

SECTION 4.1.  DEFINITIONS.

The following terms when used herein shall have the following meanings:

"Adjusted LIBOR" means a rate per annum determined by the Administrative Agent pursuant to the following formula:


              Adjusted LIBOR=           LIBOR

                                      ------------------------
                                      100% - Reserve Percentage


As used in the definition of "Adjusted LIBOR"

         "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, which shall remain the same throughout the Interest Period notwithstanding any amendments to such reserve requirement by such Board or its successor. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation
         D. "LIBOR" means, for each Interest Period (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the London interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Administrative Agent during such Interest Period.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits. Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding absent manifest error.

"Administrative Agent" means LaSalle Bank National Association and any successor pursuant to Section 9.1 hereof.

"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the

Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"Agents" means the Administrative Agent, the Co-Agent and each Issuing Agent, and "Agent" means any of the Agents.

"Agreement" means this Senior, Secured Revolving Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

"Application" is defined in Section 1.3 hereof.

"Asset Disposition" means any Transfer except:

         (a) any

             (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

             (ii)  Transfer from the Company to a Wholly-Owned Subsidiary; and

             (iii) Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

         (b) any Transfer made in the ordinary course of business other than any Transfer of accounts receivable.

"Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 6.2 hereof, or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

"Assignment Agreement" is defined in Section 10.15.

"Business Day" means a day (other than a Saturday or Sunday) on which neither the Administrative Agent nor the Co-Agent is authorized or required to close, and, when used with respect to LIBOR Portions, a day when the Administrative Agent and Co-Agent both are also dealing in United States Dollar deposits in London, England or Nassau, Bahamas.

"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

"Cash Flow Leverage Ratio" means, as of any time the same is to be determined, the ratio of (i) Debt of the Company then outstanding to (ii) EBITDA of the Company for the preceding four fiscal quarters of the Company then ended.

"Change in Control" means the failure of MidAmerican Energy Holdings Company or its successors or ultimate parent to own and control at least 51% of the Company's shares of the voting stock outstanding, prior to, on or after the consummation of an IPO. "IPO" means the initial public offering by the Company of its voting shares of common stock.

"Co-Agent" means U. S. Bank National Association, and any successor pursuant to
Section 9.1 hereof.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Company" is defined in the introductory paragraph hereof.

"Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

"Consolidated Net Worth" means, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, plus

         (c) non-cash expense from pending receivable allocation attributable to the purchase price of any Permitted Acquisition made at any time following the IPO.

"Consolidated Total Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

"Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Total Debt.

"Consolidated Total Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

"Control Event" means

                  (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or

                  (iii) on or after the consummation of an IPO, the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

"Debt" with respect to any Person means, at any time, without duplication,

         (a)      its liabilities for borrowed money;

         (b) its liabilities determined in accordance with GAAP for the deferred purchase price of property acquired by such Person (excluding any part of such deferred purchase price payable in equity interest of such Person and excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof; and

         (g) any liabilities of a type described in any of clauses (a) through
(f) hereof of such Person resulting from such Person being a general partner or member of a joint venture, whether by provision of applicable law, contract or otherwise.

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Disposition Value" means, at any time, with respect to any property

         (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

         (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

"Distribution" means, in respect of any corporation, association or other business entity:

         (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

         (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

"Domestic Rate" means, for any day, the rate most recently published as the "prime rate" in The Wall Street Journal as being the base rate on corporate loans posted by at least 75% of the nation's 30 largest bank (or the average, if more than one rate is published) or as that computation of "prime rate" may be reformulated by The Wall Street Journal in the future, any such reformulation, however, being subject to the approval thereof by the Required Lenders and the Company. In the event such prime rate ceases to be published or in the event the Required Lenders and the Company do not approve a reformulation, the "Domestic Rate" shall mean the arithmetic average of the rates of interest announced by the Administrative Agent and the Co-Agent from time to time as their prime commercial rates or most closely equivalent publicly announced rates, as in effect on such day.

"Domestic Rate Portion" is defined in Section 2.1.

"Domestic Rate Margin" means zero percent (0%) per annum.

"EBITDA" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of all
(a) Interest Charges during such period, (b) income taxes of the Company and its Subsidiaries during such period, (c) amortization and depreciation expense of the Company and its Subsidiaries during such period, and (d) non-cash expense from pending receivable allocations attributable to an acquisition's purchase price and extraordinary non-recurring charges during such period, all determined on a consolidated basis in accordance with GAAP, except that with respect to any Subsidiary of the

Company that was acquired during the four calendar quarters immediately preceding the date of calculation of EBITDA, such Subsidiary shall be deemed to have been a Subsidiary of the Company throughout such four calendar quarters preceding the calculation date.

"Environmental Laws" means any and all Federal, state, local and foreign laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

"European Community Countries" means Belgium, Denmark, France, Germany, Ireland, Luxembourg, Netherlands, Spain and the United Kingdom.

"Event of Default" means any event or condition identified in Section 8 hereof.

"Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

"First Tier Subsidiary" is defined in the Pledge Agreement.

"Fixed Charges" means, with reference to any period, the sum of (i) the aggregate amount of payments required to be made by the Company and the Subsidiaries during such period in respect of principal on all Debt (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus (ii) Interest Charges for such period, plus (iii), without duplication to amounts included under (i) and (ii) regarding Capital Leases, the aggregate amount of payments required to be made by the Company and the Subsidiaries during such period in respect of the principal portions of Capital Leases.

"Future Senior Notes" means any notes evidencing future senior term debt of the Company issued in a private placement to institutional investors.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority" means

         (a) the government of the United States of America or any State or other political subdivision thereof, or

         (b) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

"Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, all determined in accordance with GAAP.

"Interest Charges Coverage Ratio" means, at any time, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Interest Charges for such period.

"Interest Period means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Company in its notice as provided herein; provided that, the foregoing provision relating to Interest Periods is subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the applicable Notes;

                  (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                  (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such

         Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

"Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

"IPO" means the initial public offering by HomeServices.Com Inc. of its voting shares of common stock.

"Issuing Agent" is defined in Section 1.3 hereof.

"Lenders" is defined in the introductory paragraph of this Agreement.

"Letter of Credit" means any and all letters of credit at any time issued by the Issuing Agents for the account of the Company or any Subsidiary as provided in this Agreement.

"LIBOR MARGIN" means the then applicable per annum percentage calculated at the times and in the manner described in Section 2.4(b) hereof.

"LIBOR Portion" is defined in Section 2.1 hereof.

"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"Loan Documents" means this Agreement, the Notes, the Applications, the Pledge Agreement, and the Subordination Agreement.

"Loans" is defined in Section 1.2 hereof.

"Marks" means the Company's and each Subsidiary's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications at any time used by the Company or any Subsidiary.

"Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, profits, prospects or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Note and any other Loan Document, or (c) the validity or enforceability of this Agreement, the Note or any other Loan Document.

"MidAmerican Energy Holdings Company" means MidAmerican Energy Holdings Company, an Iowa corporation, the beneficial owner of 95% of the outstanding capital stock of the Company as of the date of this Agreement.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

"Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

         (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

         (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

"Net Proceeds of Capital Stock" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all capital stock (other than Redeemable capital stock) of the Company.

"Notes" means the Revolving Credit Notes.

"Obligations" means all obligations of the Company to pay principal and interest on the Loans and all fees and charges payable hereunder, to reimburse for draws on the Letters of Credit, and all other payment obligations of the Company arising under or relating to any Loan Document, in each case, whether direct or indirect absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired.

"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"Permitted Acquisitions" is defined in Section 7.26 hereof.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

"Plaza Mortgage Facility" means the $10,000,000 Revolving Credit Agreement dated September 8, 1998 by and between J. C. Nichols Residential Inc. and the Company.

"Pledge Agreement" is defined in Section 6.3 hereof.

"Pledged Shares" means all issued and outstanding capital stock and similar equity interests of each and every Subsidiary of the Company.

"Portion" is defined in Section 2.1 hereof.

"Priority Debt" means, without duplication, the sum of (a) all Debt of the Company secured by any Lien with respect to any property owned by the Company or any of its Subsidiaries, and (b) all Debt of Subsidiaries (except Debt owed to the Company or a Wholly-Owned Subsidiary); except for the following:

          (a) any Debt secured by a Lien granted in favor of the Lenders and the holders of the Senior Notes pursuant to the Pledge Agreement, or any replacement or substitution therefor, or any security agreement referred to in Section 7.27 hereof;

          (b) purchase money Debt secured by a Lien permitted by Section 7.18(f) hereof;

          (c)  Debt evidenced by the Plaza Mortgage Facility; and

          (d) any Future Senior Debt secured by a Lien; provided the Obligations hereunder are equally and ratably secured with the Senior Notes and such Future Senior Debt.

"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of long-term assets of a similar nature.

"Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

         (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

         (b) convertible into other Redeemable capital stock.

"Required Lenders" means at any time those Lenders then holding at least 60 percent (except as provided below) of the then aggregate unpaid principal amount of the Notes and interests in Letters of Credit or, if no such principal amount is outstanding, Lenders having at least 60 percent (except as provided below) of the Revolving Credit Commitments; provided, however, that with respect to any waiver, change or modification of any covenant of the Company contained in
Section 7 hereof the required percentage shall be 100%.

"Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

"Restricted Investments" means all Investments except the following:

         (a) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by S&P, Moody's or other nationally recognized credit rating agency of similar standing;

         (b) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof, excluding, however, Investments which constitute derivative securities such as mortgage-backed "Ios" or "Pos" and mortgage pass-through certificates or Investments of a similar nature or type;

         (c) Investments in certificates of deposit or similar instruments maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the:

                  (i) United States or any state thereof, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose long-term certificates of deposit or similar instruments are, at the time of acquisition thereof by the Company or a Subsidiary, rated A or better by S&P, Duff & Phelps or Fitch Investors' Service Incorporated or A2 or better by Moody's; or

                  (ii) Canada, any European Community Country, Japan or any other country, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose commercial paper is, at the time of acquisition thereof by the Company or a Subsidiary, rated A-1 or better by S&P or P-1 or better by Moody's or whose long-term certificates of deposit or similar instruments are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by S&P or Aa2 or better by Moody's;

         (d) Investments in master note or deposit arrangements or money market programs which invest solely in securities of the type described in the subparagraphs (a), (b) or (c) hereof;

         (e) Investments in money market programs of investment companies which, at the time of acquisition by the Company or any Subsidiary, are rated A-1 or better by S&P or P-1 or better by Moody's or, if such money market programs are not rated, a substantial majority of the Investments of such money market programs are rated A-1 or better by S&P or P-1 or better by Moody's;

         (f) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

         (g) loans or advances of sales commissions and expenses in the usual and ordinary course of business to real estate sales agents which are incidental to carrying on the business of the Company or any Subsidiary;

         (h) Investments existing on the date of the Closing and disclosed in
Schedule 7.17;

         (i) Investments in Repurchase Agreements;

         (j) Intentionally omitted.

         (k) Investments in Swaps or interest rate agreements designed to protect the Company and its Subsidiaries against (i) fluctuations in interest rates in respect of Debt incurred or to be incurred, which obligations do not exceed the aggregate principal amount of such Debt, or (ii) fluctuations in the value of Investments in fixed-rate Securities resulting from a change in interest rates, in each case entered into in the ordinary course of business and not for speculation, provided that the long-term senior unsecured debt obligations of the counterparty to such Investments are rated, at the time of the making of such Investments, Aor better by S&P or A3 or better by Moody's;

         (l) Investments in joint ventures or other entities engaged in the same business as the Company and its Subsidiaries in which the Company and its Subsidiaries shall have an equity ownership interest of less than a majority of all outstanding equity ownership interests of such entities, provided that the aggregate amount of all such Investments shall not at any time exceed $10,000.000; and

         (m) Permitted Acquisitions.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (y) either

                           (i) in the case of any Guaranty of the obligation of any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                           (ii) in the case of any other Restricted Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Subsidiary over
                           (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $1,000,000,000 and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Repurchase Agreement" means any written agreement

                  (a) That provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                  (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                  "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

"Restricted Payment" means:

                  (a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of securities which would constitute treasury stock, and

                  (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

"Revolving Credit" is defined in Section 1.1 hereof.

"Revolving Credit Commitments" shall mean the commitments of the Lenders to make loans under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "Revolving Credit Commitment", as such amounts may be reduced pursuant hereto.

"Revolving Credit Loans" is defined in Section 1.2 hereof.

"Revolving Credit Note" means the "Note" as defined in Section 1.2 hereof.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

"Senior Notes" means the 7.12% Senior Notes due November 1, 2010, issued under that certain Note Purchase Agreement dated as of November 1, 1998 between the Company and the purchasers parties thereto.

"Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Note.

"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

"Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

"Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.

"Swap Transaction" means any Swap with any Lender, including Swap Transaction number INF 8479, between the Company and LaSalle Bank National Association.

"Termination Date" means (i) September 20, 2002, or (ii) such earlier date on which the Revolving Credit is terminated pursuant to Section 8 hereof.

"Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, leases (as lessor), licenses, sublicenses, or franchises any of its property, including, without limitation, Subsidiary Stock or the Marks. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

"Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

SECTION 4.2.  INTERPRETATION.

The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Des Moines, Iowa, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Lenders as follows:

SECTION 5.1.  ORGANIZATION; POWER AND AUTHORITY.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Loan Documents and to perform the provisions hereof and thereof.

SECTION 5.2.  AUTHORIZATION, ETC.

This Agreement, the Notes and the other Loan Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement, the Notes and the other Loan Documents to which the Company is a party constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.3.  FULL DISCLOSURE.

This Agreement, the Notes, other Loan Documents, and the documents, certificates or other writing delivered to any of the Lenders by or on behalf of the Company in connection with the negotiation of this Agreement and the transactions contemplated hereby and the financial statements listed in Schedule 5.5 do not when taken as a whole contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading in light of the circumstances under which they were made, the Lenders acknowledging that as to any projections or other "forward-looking information" furnished to the Lenders, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF COMPANY; SUBSIDIARIES; AFFILIATES

         (a) Schedule 5.4 shows as to the Company the number of shares of each class of its capital stock authorized or outstanding and the percentage thereof owned by MidAmerican Energy Holdings Company on the date of this Agreement.

         (b) As of the date hereof, Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, on the date of this Agreement, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, on the date of this Agreement, other than Subsidiaries, and (iii) of the Company's directors and senior officers on the date of this Agreement.

         (c) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). As of the date hereof, there are outstanding no commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any individual or entity to acquire, any shares of any class of capital stock of the Company or any Subsidiary.

         (d) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (e) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, any other Loan Document, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

SECTION 5.5.  FINANCIAL STATEMENTS.

The Company has delivered to each Lender copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and note) fairly present in all material respects the consolidated financial position of the respective companies and their subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto. The Company has no contingent liabilities which are material to it other than as indicated on said financial statements.

SECTION 5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any material property of the Company (except in favor of the Lenders with respect to the Pledged Shares) or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

SECTION 5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the other Loan Documents.

SECTION 5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS; STATUTES AND ORDERS.

         (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any material property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any material agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.9.  TAXES.

The Company and its Subsidiaries have filed all tax returns (individually or on a consolidated basis) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns (individually or on a consolidated basis), and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Company does not have any income tax liabilities for any fiscal year ending on or prior to December 31, 1998, which are not properly reserved for. The Federal income tax liabilities of the Company's Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

SECTION 5.10.  TITLE TO PROPERTY LEASES.

The Company and its Subsidiaries have good and valid title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

SECTION 5.11.  LICENSES, PERMITS, ETC.

Except as disclosed in Schedule 5.11,

         (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

SECTION 5.12.  COMPLIANCE WITH ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) For each Plan that is a pension plan within the meaning of Section 3(2) of ERISA, the accumulated benefit obligation did not exceed the fair market value of the Plan's assets. For this purpose, "Accumulated benefit obligation" shall have the meaning given to that term in paragraph 18 of Statement of Financial Accounting Standards No. 87.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance of the Note hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

SECTION 5.13.  EXISTING DEBT; FUTURE LIENS.

         (a) Schedule 5.13 sets forth a complete and correct list of all outstanding Debt and Priority Debt of the Company and its Subsidiaries as of August 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary that could be reasonably be expected to result in a Material Adverse Effect and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.13, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its material property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 7.14.

SECTION 5.14.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

Neither the issuance of the Note by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

SECTION 5.15.  STATUS UNDER CERTAIN STATUTES.

Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 5.16.  ENVIRONMENTAL MATTERS.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 5.16:

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.17.  INTENTIONALLY OMITTED.

SECTION 5.18.  MARGIN STOCK.

Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such Margin Stock or extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

SECTION 5.19.  YEAR 2000.

The Company and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Company believes that the "Year 2000 Problem" will not have a Material Adverse Effect on the Company. From time to time, at the request of the Administrative Agent, the Company and its Subsidiaries shall provide to the Administrative Agent and the Co-Agent such updated information or documentation as is reasonably requested regarding the status of their efforts to address the "Year 2000 Problem".

SECTION 5.20.  NO MATERIAL ADVERSE CHANGE.

Except as set forth on Schedule 5.20 and those changes occurring in the ordinary course of business, there has been no change in the condition (financial or otherwise) or business prospects of the Company since December 31, 1998, which individually or, when considered with all such other changes, in the aggregate has had a Material Adverse Effect on the Company.

SECTION 5.21.  AFFILIATES.

The Company is not a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Company than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

SECTION 5.22.  COMPLIANCE WITH LAWS.

The Company and its Subsidiaries are in compliance in all material respects with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Company and Subsidiaries (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances), non-compliance with which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any

Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect on the Company.

SECTION 5.23.  NO DEFAULT.

No Default or Event of Default has occurred and is continuing.

SECTION 5.24.  TRADENAMES AND TRADEMARKS.

The Company and the Subsidiaries are the owners of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims (other than liens permitted under this Agreement, and except where the failure to so own such Mark could not reasonably be expected to result in a Material Adverse Effect). All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable except where non-compliance, unvalidity or unenforceability could not reasonably be expected to result in a Material Adverse Effect. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's knowledge, no such action is threatened with the respect to any of the Marks, except any such event or circumstance which could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is not potentially interfering trademark or trademark application of any third party, except any such event or circumstance which could not reasonably be expected to result in a Material Adverse Effect. No Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way, except any such event or circumstance which could not reasonably be expected to result in a Material Adverse Effect. None of the Marks used by Company or any Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party, except any such event or circumstance which could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.  CONDITIONS PRECEDENT.

The obligation of the Lender to make any Loan pursuant hereto shall be subject to the following conditions precedent.

SECTION 6.1. CONSOLIDATED NET WORTH.

At or prior to the making of the initial Loan hereunder, the Administrative Agent and Co-Agent shall have received such financial statements and other financial information and certifications as they may reasonably require in order to satisfy themselves that the Consolidated Net Worth of the Company as of the date of the initial Loan made hereunder is not less than: (i) eighty-five percent (85%) of Consolidated Net Worth of the Company as of the date of this Agreement, or (ii) $25,500,000, whichever is greater.

SECTION 6.2. INTENTIONALLY OMITTED.

SECTION 6.3. PLEDGE AGREEMENT AND PLEDGED SHARES.

At or prior to the making of the initial Loan hereunder:

         (a) The Administrative Agent shall have received the Pledge Agreement in the form of Exhibit B hereto (as amended, restated or otherwise modified from time to time, the "Pledge Agreement") from the Company and its First Tier Subsidiaries whereunder the Company and its First Tier Subsidiaries have pledged to and granted first prior perfected security in the Pledged Shares in favor of the Lenders and the holders of the Senior Notes.

         (b) The Administrative Agent, as collateral agent, shall have received the Pledged Shares existing on the date hereof and evidenced by a certificate, together with stock powers duly endorsed in blank.

SECTION 6.4.  ALL ADVANCES.

As of the time of the making of each Loan (including the initial Loan) or as of the time of the issuance of each Letter of Credit hereunder:

         (a) each of the representations and warranties set forth in Section 5 hereof and in the other Loan Documents shall be true and correct in all material respects as of said time, provided that (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, such representation or warranty shall be true and correct in all material respects only as of such earlier date, and (ii) the representations and warranties made under Section 5.5 shall be deemed to refer to the most recent financial statements of the Company furnished to the Lender pursuant to Section 7.1 hereof;

         (b) the Company and each Subsidiary shall be in full compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing;

         (c) after giving effect to the making of such Loan the aggregate principal amount of all Loans and Letters of Credit shall not exceed the aggregate amount of the Revolving Credit Commitments then in effect;

         (d) such extension of credit shall not violate any order, judgment or decree of any court or other governmental authority or any provision of law or regulation applicable to the Lenders (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

         (e) in the case of the issuance of any Letter of Credit, the Issuing Agent shall have received a properly completed Application together with the fees called for hereby.

The execution and delivery of the Notes or the request for any Loan or Letter of Credit pursuant hereto shall be and constitute the Company's warranty as to the foregoing effects.

SECTION 6.5.  INITIAL ADVANCE.

At or prior to the making of the initial Loan hereunder, the following conditions precedent shall also have been satisfied:

         (a) the Administrative Agent shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Administrative Agent and the Lenders:

                  (i)    the Notes;

                  (ii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Administrative Agent and Co-Agent and their respective counsel may reasonably request;

                  (iii) an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives;

         (b) legal matters incident to the execution and delivery of this Agreement, the other Loan Documents and to the transactions contemplated hereby and thereby shall be reasonably satisfactory to the Administrative Agent and Co-Agent and their respective counsel;

         (c) the Administrative Agent and Co-Agent shall have received a certificate of existence for the Company (dated as of the date no earlier than fifteen (15) days prior to the date hereof) from the Office of the Secretary of State of Iowa and each state in which it is required to be qualified to do business as a foreign corporation; and

         (d) the Administrative Agent and Co-Agent shall have received the favorable written opinion of counsel for the Company addressed to the Administrative Agent, the Co-Agent and the other Lenders in form and substance reasonably satisfactory to the Administrative Agent and Co-Agent and their respective counsel;

         (e) the Administrative Agent and the Co-Agent shall have received such certifications as they may reasonably require in order to satisfy themselves as to the financial condition of the Company and it Subsidiaries, and the lack of material contingent liabilities of the Company and its Subsidiaries;

         (f) the Administrative Agent and Co-Agent shall have received the initial fees called for hereby;

         (g) the Administrative Agent and Co-Agent shall have received such other agreements, instruments, documents, certificates and opinions as the Administrative Agent and Co-Agent may reasonably request.

SECTION 7.  COVENANTS.

The Company agrees that, so long as any amount remains unpaid on the Notes or the Letters of Credit or any credit is available to or in use by the Company hereunder, except to the extent compliance in any case is waived in writing by the Required Lenders:

SECTION 7.1.  FINANCIAL AND BUSINESS INFORMATION.

The Company shall deliver to the Administrative Agent and the Co-Agent (which in turn shall deliver copies thereof to each Lender):

         (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case commencing with the quarter ended September 30, 1999 in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements - within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case, commencing with the year ended December 31, 1999, in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) an opinion thereon of independent
                                    certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                                    stating that they have reviewed this
                                    Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K, for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

         (c) SEC and Other Reports, if any, - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 8.1(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the Administrative Agent or the Co-Agent on behalf of any Lender.

SECTION 7.2.  OFFICER'S CERTIFICATE.

Each set of financial statements delivered to the Administrative Agent and the Co-Agent pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7.9 through Section 7.13 hereof, inclusive, and a statement that the Company was in compliance with the requirement of Sections 7.14 through 7.17, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) Cash Flow Leverage Ratio - the information (including detailed calculations) required in order to establish the Cash Flow Leverage Ratio for the preceding four fiscal quarters then ended.

         (c) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

SECTION 7.3.  INSPECTION.

The Company shall permit the representatives of each Lender:

         (a) No Default - if no Default or Event of Default then exists, at the expense of such Lender and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing so long as such representatives are bound to the provisions of Section 10.16 hereof; and

         (b) Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 7.4.  COMPLIANCE WITH LAW.

The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.5.  INSURANCE.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

SECTION 7.6.  MAINTENANCE OF PROPERTIES.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.7.  PAYMENT OF TAXES.

The Company will, and will cause each of its Subsidiaries to, file all tax returns, individually or on a consolidated basis, required to be filed in any jurisdiction and to pay and discharge, individually or on a consolidated basis, all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.8.  CORPORATE EXISTENCE, ETC.

Subject to Sections 7.19 and 7.20, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 7.9.  CONSOLIDATED NET WORTH.

The Company will maintain, as of the end of each fiscal quarter, Consolidated Net Worth at an amount not less than the sum of:

                  (i) Eighty Five Percent (85%) of Consolidated Net Worth as at the date of this Agreement, or $25,500,000, whichever is greater; plus

                  (ii) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended December 31, 1998; plus

                  (iii) an aggregate amount equal to 50% of net proceeds from the IPO.

SECTION 7.10.  FIXED CHARGES RATIO.

The Company will, as of the end of each fiscal quarter, maintain the ratio of EBITDA for the four consecutive fiscal quarters then ended to Fixed Charges for the same four fiscal quarters then ended to be not less than 1.25 to 1.

SECTION 7.11.  INTEREST CHARGES COVERAGE RATIO.

The Company will not, as of the end of any fiscal quarter, permit the Interest Charges Coverage Ratio for the period of four consecutive fiscal quarters then ended to be less than 2.50 to 1.

SECTION 7.12.  MAXIMUM LEVERAGE.

The Company will not, as of the end of any fiscal quarter, permit Consolidated Total Debt to exceed 65% of Consolidated Total Capitalization.

SECTION 7.13.  CONSOLIDATED TOTAL DEBT RATIO.

The Company will not, as of the end of any fiscal quarter, permit the ratio of Consolidated Total Debt as of the end of such fiscal quarter to EBITDA for the four consecutive fiscal quarters then ended to be greater than 3.25 to 1.

SECTION 7.14.  CAPITAL EXPENDITURES.

The Company will not, nor will the Company permit any Subsidiary to, expend or become obligated for capital expenditures (as determined in accordance with GAAP), excluding Permitted Acquisitions, in an aggregate amount for the Company and Subsidiaries together in excess of $15,000,000 during any fiscal year of the Company.

SECTION 7.15. INCURRENCE OF DEBT.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

         (a) no Default or Event of Default exists, and

         (b) Consolidated Total Debt does not exceed 65% of Consolidated Total Capitalization.

For the purposes of this Section 7.15 any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding

Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

SECTION 7.16.  PRIORITY DEBT.

The Company will not at any time permit Priority Debt to exceed the greater (a) $7,500,000 or (b) 15% of Consolidated Net Worth.

SECTION 7.17.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

         (a) Restricted Payments. Except to the extent permitted by Section 7.28 hereof, the Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to make any Restricted Payment.

         (b) Restricted Investments. The Company will not, and will not permit any of its Subsidiaries to, make or authorize any Restricted Investment unless immediately after giving effect to such action:

                           (i) the sum of (x) the aggregate value of all Restricted Investments of the Company and its Subsidiaries (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on June 30, 1998 and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                                    (A) $5,000,000, plus

                                    (B) 75% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                                    (C) the aggregate amount of Net Proceeds of Capital Stock for such period; and

                           (ii) no Default or Event of Default would exist.

SECTION 7.18.  LIENS.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any of the Marks, or any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless in any such case it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Administrative Agent and Co-Agent and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

         (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided payment thereof is not at the time required by Section 7.7;

         (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided that the Company or such Subsidiary maintains any and all reserves which may be required under GAAP in connection with any claims secured by such Liens described in this Section 7.18 (b);

         (c) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially impair their use in the operation of the business of the Company and its Subsidiaries;

         (d) Liens existing as of the date hereof and reflected in Schedule 7.18 hereto;

         (e) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which appropriate reserves have been established;

         (f) Liens incurred to secure the payment of the purchase price of equipment acquired or purchased in the ordinary course of business by the Company or any Subsidiary to be used in carrying on the business of the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the equipment purchased or acquired, (ii) at the time of the purchase or acquisition of such equipment, the aggregate amount remaining unpaid on all Debt secured by Liens on such equipment shall not exceed an amount equal to 100% of the lesser of the total purchase price or Fair Market Value at the time of purchase or acquisition of such equipment (as determined in good faith by the Company), and (iii) the aggregate principal amount of Debt secured by such Lien is permitted by Section 7.15;

         (g) Liens incurred to secure the payment of the purchase price of real property acquired as part of a Permitted Acquisition, provided that (i) the Lien shall attach solely to the real property acquired, (ii) at the time of the acquisition, the aggregate principal amount of Debt secured by such Lien shall not exceed Fair Market Value as determined in good faith by the Company, and
(iii) the aggregate principal amount of Debt secured by such Liens is permitted by Sections 7.15 and 7.16; and

         (h) any Lien extending, renewing or replacing any Lien permitted by the immediately preceding subparagraphs (a) through (g), inclusive, of this Section 7.18, provided that (i) the aggregate principal amount of Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, except for the substitution of property of a similar nature and equal or lesser value than the property securing the Lien immediately prior to such extension, renewal or replacement, and (iii) the aggregate principal amount of Debt being extended, renewed or replaced is permitted by Sections 7.15 and 7.16;

For the purposes of this Section 7.18, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

SECTION 7.19.  MERGER, CONSOLIDATION, ETC.

The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 7.20, provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

         (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Loan Documents to which the Company is a party (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Administrative Agent and Co-Agent), and the Company shall have caused to be delivered to the Administrative Agent and Co-Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent and Co-Agent, to the effect that all agreements or instruments effecting such transfer of assets and assumption are enforceable in accordance with their terms (subject to customary assumptions, qualifications and exceptions reasonably satisfactory to the Administrative Agent and Co-Agent) and comply with the terms hereof; and in the case of a merger, containing such other customary opinions relating to the effectiveness of the merger; and

         (c) immediately after giving effect to such transaction:

                  (i)      no Default or Event of Default would exist, and

                  (ii) the Successor Corporation would be permitted by the provisions of Section 7.15 hereof to incur at least $1.00 of additional Debt owing to a Person other than a Subsidiary of the Successor Corporation.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

SECTION 7.20.  SALE OF ASSETS, ETC.

Except as permitted under Section 7.19, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

         (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

         (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

         (c) immediately after giving effect to the Asset Disposition,

                  (i) the Disposition Value of all property that was the subject of any Asset Disposition occurring in the period of 12 calendar months then next ended would not exceed 10% of Consolidated Total Assets as at the end of the most recently ended fiscal quarter of the Company; and

                  (ii) the Disposition Value of all property that was the subject of any Asset Disposition occurring on or after the date of Closing would not exceed 25% of Consolidated Total Assets as at the end of the most recently ended fiscal quarter of the Company.

                  If the Net Proceeds Amount for any Transfer is applied to a Property Reinvestment Application within 12 months before or after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section
                  7.20 as of any date on or after the date of such Transfer, shall be deemed not to be an Asset Disposition.

         (d) Within a reasonable period of time following any Asset Disposition, the net proceeds therefrom shall be used either, at the option of the Company, to make a Permitted Acquisition in accordance with the provisions of Section
7.26 or shall be used to prepay the Notes in accordance with Section 3.4 hereof.

SECTION 7.21.  LINE OF BUSINESS.

The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be materially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

SECTION 7.22.  TRANSACTIONS WITH AFFILIATES.

Except as permitted under Section 7.19 hereof, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 7.23.  AMENDMENT TO CERTIFICATE OF INCORPORATION.

The Company will not and will not permit any Subsidiary to amend its certificate of incorporation, articles of incorporation or bylaws if any such amendment alone or in conjunction with any other amendment or amendments would have a material adverse affect on the ability of the Company to discharge its obligations to the Lenders or on the ability of the Lenders to collect, realize upon, or enforce payment of any obligation to the Company to the Lenders.

SECTION 7.24.  USE OF PROCEEDS.

The proceeds of the Loans will be used for any of the following:

                  (i)   to finance Permitted Acquisitions;

                  (ii) and to refinance existing bank indebtedness owing to LaSalle Bank National Association under a Credit Agreement dated as of November 12, 1998; and

                  (iii) for the general corporate needs of the Company in the ordinary course of business; provided however, the maximum amount of Loan proceeds outstanding at any given time for the purposes described in this clause (iii) shall not exceed $10,000,000.

SECTION 7.25.  PARI PASSU RANK WITH OTHER SENIOR NOTES.

The Obligations hereunder shall at all times rank pari passu with the Senior Notes and any other Future Senior Notes of the Company. Notwithstanding any provisions to the contrary contained in Section 25 of the Pledge Agreement, the Company acknowledges and agrees that the agreement of the Lenders with respect thereto relates only to Future Senior Notes of the Company, and that any additional bank indebtedness (except Obligations incurred under this Credit Agreement) shall not be secured under the Pledge Agreement without the prior written consent of all of the Lenders.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

SECTION 7.26.  PERMITTED ACQUISITIONS.

Except to the extent permitted by Section 7.19, neither the Company nor any Subsidiary will acquire all or any substantial part of the assets of the business of any other Person or permit any Person to merge with or into the Company or any Subsidiary; provided, however, that the foregoing provisions shall not apply to nor operate to prevent acquisitions which satisfy each of the following criteria ("Permitted Acquisitions"):

     (a)  The acquisition is a nonhostile transaction;

     (b) The Person to be acquired engages in a similar line of business with the Company or one of its Subsidiaries;

     (c) On a calendar year basis, the Company does not borrow in aggregate for such acquisitions in excess of $25,000,000, plus voluntary prepayments of principal;

     (d)  The total purchase price of the acquisition does not exceed
          $18,000,000;

     (e) Not more than 55% of the purchase price of the acquisition is funded with Revolving Credit Loans;

     (f) If the acquisition consists of capital stock or other equity interests, including but not limited to interests in a limited liability company, the Lenders shall be granted a first perfected security interest therein (subject to Liens permitted hereunder) pursuant to a security agreement in a form reasonably satisfactory to the Administrative Agent and the Co-Agent.

     (g) If the acquisition is an asset acquisition, such acquisition shall be made by the Company, or by a Subsidiary whose shares have been pledged pursuant to the Pledge Agreement.

     (h) After giving effect to the acquisition, the Company on a pro forma basis is in compliance with each of the covenants set forth in Sections 7.9 through 7.16 hereof.

The Company shall provide the Administrative Agent and Co-Agent with written notice of any Permitted Acquisition within ten (10) Business Days following its consummation, accompanied by a certificate of Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish a compliance with the requirements of this Section 7.26. The Company may from time to time in writing request the Lenders to waive one or more of the requirements set forth in subparagraphs (a) through (h) above. Such a request shall be given in writing to the Administrative Agent and Co-Agent. The Administrative Agent will promptly furnish a copy to the other Lenders. Each Lender agrees to notify the Administrative Agent of its approval or disapproval of the waiver request within seven (7) calendar days following its receipt of the written request. The Administrative Agent agrees to communicate the request status to the Company within seven (7) calendar days following its receipt of the written request. The Lenders agree that approval of a request for a written waiver of any of the provisions described in subparagraphs (a) through (h) above will not be unreasonably withheld or delayed.

SECTION 7.27.  FORMATION OR ACQUISITION OF SUBSIDIARIES.

The Company will not and will not permit any Subsidiary to form or incorporate any Subsidiary or acquire any other Person, if after such formation, acquisition or establishment such Person would constitute a Subsidiary of the Company whose capital stock or other equity interest has not been pledged pursuant to the Pledge Agreement or, if such Subsidiary is a limited liability company or other entity which is not a corporation, pursuant to a security agreement in a form reasonably satisfactory to the Administrative Agent and the Co-Agent. If stock is to be owned by a Subsidiary which is not a First Tier Subsidiary, the Borrower shall cause the Subsidiary owning such stock to become a party to the Pledge Agreement prior to the formation or acquisition of any Subsidiary.

SECTION 7.28.  PARENT COMPANY DEBT.

The Company will not, and will not permit any Subsidiary, to incur any Debt payable to an Affiliate (other than between the Company and a Wholly-Owned Subsidiary) if the aggregate amount of such Debt at any time outstanding would exceed the greater of: (i) $10,000,000 or (ii) 20% of the Consolidated Net Worth of the Company as of the end of the immediately preceding fiscal quarter. The Company will not and will not permit any Subsidiary, to make any payments or prepayments on any Debt owing to an Affiliate (other than a Wholly-Owned Subsidiary): (i) at any time after November 1 of any calendar year and prior to March 1 of the following calendar year, or (ii) if any Default or Event of Default has occurred and is continuing.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1.  EVENTS OF DEFAULT.

An "Event of Default" shall exist if any one or more of the following shall occur or be continuing:

         (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note or any fee or other Obligation payable by the Company hereunder, under any other Loan Document or under any Swap Transaction for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in Section 7.9 through 7.18, inclusive; or

         (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 8) or any other Loan Document or Swap Transaction and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Administrative Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 8); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Company or any Subsidiary is in default (as principal or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $3,000,000 beyond any period of grace provided with respect thereto, or
(ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $3,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interest) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $3,000,000; or

         (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 (to the extent such judgment or judgments are not covered by an insurance policy underwritten by a solvent insurer who has accepted in writing responsibility for such judgment or judgments) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

         (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under
Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) with respect to Plans that are pension plans within the meaning of Section 3(2) of ERISA whose accumulated benefit obligation (determined in accordance with Statement of Financial Accounting Standards No. 87) exceeds the fair market value of Plan assets, the aggregate shortfall shall exceed $3,000,000, (iv)the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 8(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 8.2.  NON-BANKRUPTCY DEFAULT REMEDIES.

When an Event of Default described in Section 8.1 has occurred and is continuing (other than Event of Default described in clauses (g) and (h)), the Administrative Agent may or on request of the Required Lenders shall, in each case, by notice to the Company, take either or both of the following actions:

         (a) terminate the obligation of any Lender to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

         (b) declare the principal of and the accrued interest on any Note then outstanding to be forthwith due and payable and thereupon such Note, including both principal and interest and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

SECTION 8.3.  BANKRUPTCY DEFAULT REMEDIES.

When any Event of Default described in clauses (g) or (h) of Section 8.1 has occurred and is continuing, then the Notes then outstanding, including both principal and interest and all fees and charges payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 8.4.  CASH COLLATERALIZATION OF LETTERS OF CREDIT IN DEFAULT.

When an Event of Default, other than an Event of Default in subsections (g) or
(h) of Section 8.1, has occurred the Company shall, upon demand of the Administrative Agent, (which demand the Administrative Agent shall make if the Required lenders or an Issuing Agent so directs) and when any Event of Default described in clause (g) or (h) of Section 8.1 has occurred the Company shall, without notice or demand from the Administrative Agent or any Lender, immediately pay to Issuing Agent the full amount of each Letter of Credit then outstanding, the Company agreeing to immediately make such payment and acknowledging and agreeing that Issuing Agent would not have an adequate remedy at law for failure of the Company to honor any such demand and that Issuing Agent shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit.

SECTION 9.  TO ADMINISTRATIVE AGENT AND CO-AGENT

SECTION 9.1.  APPOINTMENT AND AUTHORIZATION.

Each Lender hereby appoints and authorizes the Administrative Agent and Co-Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to such Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Administrative Agent or Co-Agent may resign at any time by sending twenty (20) days prior written notice to the Company and the Lenders and may be removed by the Required Lenders (acting together) upon twenty (20) days prior written notice to the Company. In the event of any such resignation or removal the Required Lenders may appoint a new agent after consultation with the Company, which shall succeed to all the rights, powers and duties of the Administrative Agent or Co-Agent (as the case may be) hereunder and under the other Loan Documents. Any resigning or removed Administrative Agent or Co-Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder but no successor agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent or Co-Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent or Co-Agent shall be automatically assumed by the Lenders and (i) the Company shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Administrative Agent's or Co-Agent's rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

SECTION 9.2.  RIGHTS AS A LENDER.

Administrative Agent and Co-Agent each has and reserves all the rights, power, and duties hereunder and under its Notes and the Loan Documents as any Lender may have and may exercise the same as though it were not the Administrative Agent or Co-Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Administrative Agent or Co-Agent in its individual capacity as a Lender.

SECTION 9.3.  STANDARD OF CARE.

The Lenders acknowledge that they have received and approved copies of this Agreement and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Administrative Agent and Co-Agent make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Loan Documents or of any other documents called for hereby or thereby. The Administrative Agent agrees to furnish the Lenders with copies of any field audit reports made in connection with inspections which it may make pursuant to this Agreement, but the Administrative Agent and Co-Agent make no representations or warranties of any kind in connection therewith nor shall the Administrative Agent or Co-Agent have any liability in connection therewith except for its own gross negligence or willful misconduct. Neither the Administrative Agent, nor Co-Agent, nor any director, officer, employee, agent or representative thereof shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Administrative Agent and Co-Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Administrative Agent and/or Co-Agent each may execute any of its duties hereunder or under any other Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care except for the gross negligence or willful misconduct of its employees. The Administrative Agent and/or Co-Agent shall each be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder or under any other Loan Documents, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Administrative Agent and/or Co-Agent shall each be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Administrative Agent and/or Co-Agent shall in all events each be fully protected in acting or failing to act in accord with the instruction of the Required Lenders. The Administrative Agent and/or Co-Agent shall in all cases each be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Administrative Agent or Co-Agent by reason of taking or continuing to take any such action. The Administrative Agent and/or Co-Agent each may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent or Co-Agent signed by such owner in form satisfactory to the Administrative Agent or Co-Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or Co-Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Administrative Agent and/or Co-Agent shall each have no liability to any Lender with respect thereto.

SECTION 9.4.  COSTS AND EXPENSES.

Each Lender agrees to reimburse each Agent for all costs and expenses suffered or incurred by each Agent in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon such Agent hereby or thereby, to the extent that such Agent is not promptly reimbursed for same by the Company (and Agent's action does not constitute gross negligence or willful misconduct), all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Revolving Credit Commitments. If any Lender fails to reimburse an Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 9.5.  INDEMNITY.

The Lenders, to the extent not prohibited by applicable law, shall ratably indemnify and hold each Agent, and its directors, officers, employees, agents or representatives harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligation shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 9.6.  CO-AGENT.

Nothing in this Agreement shall impose any obligation on U. S. Bank National Association in its capacity as Co-Agent (as opposed to Issuing Agent) hereunder.

SECTION 10.  MISCELLANEOUS

SECTION 10.1.  HOLIDAYS.

If any payment of principal or interest on the Notes or any fee hereunder shall fall due on day which is not a Business Day, principal together with interest at the rate the Notes bears for the period prior to maturity or any fee at the rate such fees accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same is payable.

SECTION 10.2.  NO WAIVER, CUMULATIVE REMEDIES.

No delay or failure on the part of the Administrative Agent, Co-Agent, each Lender or on the part of any other holder of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, Co-Agent, each Lender and each holder of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

SECTION 10.3.  WAIVERS, MODIFICATIONS AND AMENDMENTS.

Any provision of the Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that no such amendment, supplement, modification or waiver shall (i) increase the Revolving Credit Commitment of any Lender, (ii) extend the maturity of any Note, (iii) decrease the rate of interest of, extend the time or change the method of payment of or increase or forgive the principal amount of, or accrued interest on, any Note, (iv) decrease the Commitment Fee, or extend the time of payment thereof, (v) except as otherwise provided in Section 18 of the Pledge Agreement, release all or any material part of the Collateral, (vi) change the provisions of this Section 10.3, or (vii) change the definition of Required Lenders, (viii) change, waive or modify any of the covenants of the Company in
Section 7 hereof, or anydefined term referred to therein without the consent of all of the Lenders affected by such amendment, supplement modification or waiver. No amendment, modification or waiver or of the Administrative Agent's protective provisions shall be effective without the prior written consent of the Agents.

SECTION 10.4.  COSTS AND EXPENSES.

The Company agrees to pay on demand the reasonable costs and expenses of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of counsel for the Agents and the Lenders, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated), and all costs and expenses (including reasonable attorneys' fees), if any, incurred by any Lender in connection with a default under or the enforcement of this Agreement, any other Loan Documents or any other instrument or document to be delivered hereunder or thereunder. Provided, however, the foregoing shall not include salaries, travel expenses and other-overhead of Lenders' employees. The Company agrees to indemnify and save the Lenders and Agents harmless from any and all direct liabilities, losses, costs and expenses (collectively, "indemnified liabilities") incurred by the Lenders or the Agents in connection with any action, suit or proceeding brought against the Agents or any Lender by any Person other than the Company (but excluding attorneys' fees for litigation solely between the Lenders and any successor or nominee of any Lender or any other lender which may participate in any Loans or the Revolving Credit Commitment to which the Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Lender hereunder or thereunder, except for such thereof as is caused by the negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section hereof shall survive payment of the Obligations.

SECTION 10.5.  DOCUMENTARY TAXES.

The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, or the Loan Documents, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

SECTION 10.6.  SURVIVAL OF REPRESENTATIONS.

All representations and warranties made herein or in any other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect with respect to the date as of which they were made as long as any Loans, Letters of Credit or the Revolving Credit Commitment are in use or available hereunder.

SECTION 10.7.  SURVIVAL OF INDEMNITIES.

All indemnities shall survive the termination of this Agreement and the payment of the Obligations.

SECTION 10.8.  NOTICES.

Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. A copy of any notice required or permitted to be given by the Company hereunder or under any other Loan Documents to the Administrative Agent shall be given to the Co-Agent. Notices hereunder shall be addressed:

  To the Company at:

  MidAmerican Realty Services Company
  666 Grand Avenue
  Des Moines, Iowa  50303
  Attention:  Patrick J. Goodman, Senior Vice President,
              Chief Financial Officer and Chief Accounting Officer
  Telephone:  (515) 281-2905
  Facsimile:  (515) 242-4295

  With a copy to:

  HomeServices.Com Inc.
  Executive Offices
  6800 France Avenue, South
  Edina, MN  55435
  Attention:  Dwayne J. Coben, Senior Vice President and Chief Financial Officer
  Telephone:  (612) 928-5575
  Facsimile:  (612) 928-5572

  To the Administrative Agent at:

  LaSalle Bank National Association
  135 S. LaSalle
  Chicago, Illinois 60603

  Attention:  Kurt Gibson, Vice President
  Telephone:  (312) 904-2633
  Facsimile:  (312) 904-1338

  With a copy to:

  LaSalle Bank National Association
  801 Grand, Suite 3150
  Des Moines, Iowa  50309
  Attention:  Kurt Gibson, Vice President
  Telephone:  (515) 698-8001
  Facsimile:  (515) 698-8017

  To the Co-Agent at:

  U.S. Bank National Association
  NEWT0219
  1700 Farnam Street
  Omaha, Nebraska  68154
  Attention:  Richard M. Thomas, Senior Vice President
  Telephone:  (402) 348-6294
  Facsimile:  (402) 348-6841

  To:  Bank of America, N.A. at:

  Bank of America, N.A.
  MO8-010-01-14
  14 West 10th Street
  Kansas City, MO  64105
  Attention:  Charles W. Hunter, Senior Vice President
  Telephone:  (8167) 979-5268
  Facsimile:  (816) 979-7561


Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

SECTION 10.9.  HEADINGS.

Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

SECTION 10.10.  SEVERABILITY OF PROVISIONS.

Any provision of this Agreement, which is unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement, the Note and other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement, the Note and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement, the Note or other Loan Documents invalid or unenforceable.

SECTION 10.11.  COUNTERPARTS.

This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 10.12.  BINDING NATURE, GOVERNING LAW, ETC.

This Agreement shall be binding upon the Company and to successors and assigns, and shall inure to the benefit of each Lender and the benefit of its successors and assigns, including any subsequent holder of an interest in any Note. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with the internal laws of the State of Iowa without regard to principles of conflicts of laws. The Company may not assign its rights hereunder without the written consent of the Required Lenders.

SECTION 10.13.  ENTIRE UNDERSTANDING.

This Agreement, together with the Notes and other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

SECTION 10.14.  PARTICIPATION.

Any Lender may grant participation in its extensions of credit hereunder to any other bank or other lending institution (a "Participant"); provided however any participation to a non-Affiliate shall not be permitted unless the participation is first declined by the other Lenders; and provided, further however that such Participants shall have voting rights only with respect to (1) a decrease in fees, interest rate spreads or principal, (2) an increase in Revolving Credit Commitments, if the Participant's commitment is increased, and (3) an extension of the Termination Date.

SECTION 10.15.  ASSIGNMENT AGREEMENTS.

Each Lender may, from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and Co-Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning lender, together with an equivalent proportion of its Revolving Credit Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Company and the Administrative Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Revolving Credit Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided however that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Revolving Credit Commitment, Loans and Note; (ii) unless the Administrative Agent, the Issuing Agents, and the Company otherwise consent, which in the case of the Company shall not be unreasonably withheld, the aggregate amount of the Revolving Credit Commitments, Loans and Notes of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Administrative Agent, each Lender originally party hereto and the Company must each consent, to each such assignment to a party which was not an original signatory of this Agreement; (iv) the assigning Lender shall retain at least $10,000,000 of its Revolving Credit Commitment, unless it is assigning its entire interest in its Revolving Credit Commitment, Note, and Loans; and (v) the assigning Lender must pay to the Administrative Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee Lender thereunder, the Company and the Administrative Agent and payment to such assigning Lender by such assignee Lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee Lender shall thereupon become a "Lender" for all purposes of this Agreement with Revolving Credit Commitment in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Revolving Credit Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver a Note to the assignee Lender in the respective amounts of its Revolving Credit Commitment under the Revolving Credit and a new Note to the assigning Lender in the respective amounts of its Revolving Credit Commitment under the Revolving Credit after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement.

SECTION 10.16.  CONFIDENTIALITY.

Each Lender shall hold in confidence any material information delivered or made available to them by the Company that is proprietary or confidential in nature. The foregoing to the contrary notwithstanding, nothing herein shall prevent the Lender from disclosing any information delivered or made available to it by the Company (i) to any other Person if reasonably incidental to the administration of the credit contemplated hereby, (ii) upon the order of any court or administrative agency binding upon such Lender, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as result of a disclosure by such Lender which is not permitted by this Agreement, (v) in connection with any litigation to which such Lender, or any of their respective Affiliates may be a party, along with the Company, or any of their respective Affiliates, (vi) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the other Loan

Documents or otherwise, ,(vii) to such Lender's legal counsel and financial consultants and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights under the credit contemplated hereby provided such participant or assignee agrees in writing to be bound by the duty of confidentiality under this Section to the same extent as if it were a Lender hereunder. If any Lender receives a request or is aware of any requirement to turn over confidential or proprietary information pursuant to any order applicable to such Lender or in response to any subpoena or other legal process or in connection with any litigation to which such Lender is a party, such Lender, to the extent permitted by law, will use reasonable efforts to notify the Company of any request or requirement prior to disclosing such confidential or proprietary information.

SECTION 10.17.  CHANGE IN CONTROL.

         (a) Notice of Change in Control or Control Event. The Company will, within one Business Day after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to the Administrative Agent unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 10.17. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in subparagraph (c) of this Section 10.17 and shall be accompanied by the certificate described in subparagraph (h) of this Section 10.17. Any notice provided under this Section 10.17 shall at all times remain subject to the provisions of Section 10.16 hereof.

         (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 10 days prior to such action it shall have given to the Administrative Agent written notice containing and constituting an offer to prepay the Notes and to provide cash collateral for outstanding Letters of Credit as described in subparagraph
(c) of this Section 10.17, accompanied by the certificate described in subparagraph (h) of this Section 10.17, and (ii) contemporaneously with such action, it prepays the Notes and provides cash collateral for outstanding Letters of Credit.

         (c) Offer to Prepay the Notes. The offer to prepay the Notes and provide cash collateral contemplated by subparagraphs (a) and (b) of this
Section 10.17 shall be an offer to prepay on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 10.17, such date shall be not less than 5 Business Days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 10th Business day after the date of such offer).

         (d) Acceptance. The Required Lenders may accept the offer to prepay made pursuant to this Section 10.17 by causing a notice of such acceptance to be delivered to the Company at least 3 Business Days prior to the Proposed Prepayment Date. A failure by any Lender to respond to an offer to prepay made pursuant to this Section 10.17 shall be deemed to constitute an acceptance of such offer by such Lender.

         (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 10.17 shall be at 100% of the principal amount of the Loans outstanding under such Notes, plus the accrued interest on such Loans then outstanding, plus all fees, charges and other amounts payable hereunder and under the other Loan Documents, plus amounts payable under Sections 2.9 and 10.4 if any. On the Business Day preceding the date of prepayment, the Company shall deliver to the Administrative Agent a statement showing the principal, interest, fees and charges due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (g) of this Section 10.17.

         (f) Cash Collateral. Cash collateral for Letters of Credit shall be the full amount of each Letter of Credit outstanding, plus all fees and charges payable hereunder, issued by an Issuing Agent who has accepted the offer to prepay the Note On the Business Day preceding the date of prepayment of the Notes, the Company shall deliver to such Issuing Agents a statement showing a computation of the cash collateral. The cash collateral payment shall be made on the proposed Prepayment Date except as provided in subparagraph (g) of this
Section 10.17.

         (g) Deferral Pending Change in Control. The obligation of the Company to prepay Notes and provide cash collateral pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this
Section 10.17 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep the Administrative Agent reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 10.17 in respect of such Change in Control shall be deemed rescinded).

         (h) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 10.17 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 10.17; (iii) the principal amount of the Notes offered to be prepaid;
(iv) the fees and charges due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on the Notes offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 10.17 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (i) Termination of Credit. Upon a Change in Control, any Lender may, by notice to the Company, terminate the obligation of such Lender to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice. If the Required Lenders shall terminate the credit hereunder and shall elect to accept the offer to prepay under (d) above, then this Agreement, the Revolving Credit and the other Loan Documents shall terminate effective upon such prepayment and provision of cash collateral without further payment or liability on the part of the Company.

SECTION 10.18.  CONSENT TO JURISDICTION.

At the option of the Administrative Agent or the Required Lenders, this Agreement may be enforced in any federal court or Iowa state court sitting in Polk County, Iowa. The Company consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not convenient. In the event the Company commences any actions in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement, the Administrative Agent or the Required Lenders at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

SECTION 10.19.  WAIVER OF JURY TRIAL.

THE AGENTS, THE LENDERS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER OBLIGATIONS, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH ANY AGENT, ANY LENDER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS GRANTING ANY FINANCIAL ACCOMMODATION TO THE COMPANY.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.



         Dated in Des Moines, Iowa as of the 20th day of September, 1999.

                                         MidAmerican Realty Services Company



                                         By:  /s/ Dwayne J. Coben
                                            ---------------------------------
                                         Its: VICE PRESIDENT - FINANCE
                                             --------------------------------


         Accepted and agreed to at Chicago, Illinois as of the day and year last above written.

Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, Notes, Applications, other Loan Documents or otherwise) in respect of the Obligations of the Company under this Agreement, Notes or Applications in a greater amount than such Lender would have received had such payment been made to the Administrative Agent and been distributed among the Lenders as contemplated by Section 3.6 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Company to such Lenders rising under this Agreement, Applications and Notes in such amount as shall result in a distribution of such payment as contemplated by Section 3.6 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Amount and Percentage of Commitments:



                      [SIGNATURE PAGES FOR LENDERS FOLLOW]

                            SIGNATURE PAGE OF LENDER





Revolving Credit    Percentage of the Total    LaSalle Bank National Association
Commitment          Revolving Credit           135 S. LaSalle
                    Commitments                Chicago, Illinois 60603


$27,500,000                 36.67%             By: /s/ Kurt Gibson
                                                  ------------------------------
                                                    Kurt Gibson
                                               Its: Vice President

                            SIGNATURE PAGE OF LENDER





Revolving Credit       Percentage of the Total    U.S. Bank National Association
Commitment             Revolving Credit           1700 Farnam Street
                       Commitments                Omaha, Nebraska  68154


$27,500,000                   36.67%              By: /s/ Richard M. Thomas
                                                     ---------------------------
                                                       Richard M. Thomas
                                                  Its: Senior Vice President

                            SIGNATURE PAGE OF LENDER


Revolving Credit       Percentage of the Total   Bank of America, N.A.
Commitment             Revolving Credit          14 West 10th Street
                       Commitments               Kansas City, MO  64105


$20,000,000                     26.66%           By: /s/ Charles W. Hunter
                                                    ----------------------------
                                                      Charles W. Hunter
                                                 Its: Senior Vice President

                                    EXHIBIT A

                       MIDAMERICAN REALTY SERVICES COMPANY
                              REVOLVING CREDIT NOTE

$                                                 Chicago, Illinois
 -------------------                                                     , 1999
                                                  -----------------------

         For value received, the undersigned, MidAmerican Realty Services Company, an Iowa corporation (the "Company"), promises to pay to the order of ___________________(the "Lender"), on or before the Termination Date, at the principal office of LaSalle Bank National Association, in Chicago, Illinois, or at such other place as the Administrative Agent may from time to time in writing designate, the principal sum of (i) _____________________Dollars ($ __________)
or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, constitute the aggregate unpaid principal amount of all Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences indebtedness Loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of this same date, by and between the Company, LaSalle Bank National Association, as Administrative Agent, U.S. Bank National Association, as Co-Agent, Bank of America, N.A. and certain other lenders which may from time to time become parties thereto (the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement and the Company hereby promises to pay interest at the office specified above on each Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement. All capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

         Each Loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiations hereof) and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be evidence of the unpaid balance of this Note and the status of each Loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto absent manifest error.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

         This Note and the other Obligations of the Company shall be secured by, among other things, security interests granted to Lender pursuant to the Pledge Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Iowa without regard to principles of conflict of law.

         The Company hereby waives presentment for payment and demand.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

                                      MIDAMERICAN REALTY SERVICES
                                      COMPANY



                                      By
                                        ---------------------------------------
                                       Its
                                          -------------------------------------

                                    EXHIBIT B

                                PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of September 20, 1999 (as amended, modified or supplemented from time to time, this "Agreement"), is made by and between MidAmerican Realty Services Company, an Iowa corporation (the "Borrower"); Iowa Realty Co., Inc., an Iowa corporation; Edina Financial Services, Inc., a Minnesota corporation; J. C. Nichols Residential, Inc., an Iowa corporation; CBS Home Real Estate Company, a Nebraska corporation; Paul Semonin Company, a Kentucky corporation; and Roy H. Long Realty Co., Inc., an Arizona corporation (collectively, the "First Tier Subsidiaries" and together with the Borrower, the "Companies"), in favor of LaSalle Bank National Association, as collateral agent (together with any successor agent, the "Pledgee"), for the benefit of the Secured Creditors (as defined below), and the Secured Creditors parties hereto.

                                   WITNESSETH:

WHEREAS, the Borrower, various financial institutions from time to time party thereto (the "Banks"), and LaSalle Bank National Association, as Administrative Agent (together with any successor agent, the "Administrative Agent", U. S. Bank National Association, as Co-Agent (together with any successor agent, the "Co-Agent") and together with the Banks, the "Bank Lenders"), have entered into a Senior Secured Revolving Credit Agreement, dated as of September 20, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the extending of a revolving credit to the Borrower as contemplated therein;

WHEREAS, the Borrower desires to incur loans and obtain Letters of Credit pursuant to the Credit Agreement;

WHEREAS, the Borrower has issued certain 7.12% Senior Notes due November 1, 2010 (the "Senior Notes") under that certain Note Purchase Agreement dated as of November 1, 1998 (as amended, modified or supplemented from time to time, the "Note Purchase Agreement") to various financial institutions (such holders of the Senior Notes, together with any successor holder, collectively, the "Senior Note Holders"; and together with the Bank Lenders, the "Secured Creditors").

WHEREAS, it is a condition precedent to the making of loans to the Borrower under the Credit Agreement that the Borrower and the First Tier Subsidiaries shall have executed and delivered this Agreement to the Pledgee;

WHEREAS, the Borrower desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

WHEREAS, the First Tier Subsidiaries are wholly-owned Subsidiaries of the Borrower and expect to derive benefits from the extension of credit accommodations to the Borrower by the Bank Lenders and find it advantageous, desirable and in their best interests to execute and deliver this Agreement to the Pledgee;

WHEREAS, the Borrower has agreed that the indebtedness evidenced by the Senior Notes and the Note Purchase Agreement will at all times rank pari passu with all other senior indebtedness of the Borrower;

WHEREAS, the Senior Note Holders, the Bank Lenders and the Pledgee desire to enter into this Agreement and further desire that LaSalle Bank National Association act as the collateral agent on behalf of all Secured Creditors regarding the Collateral (as defined below), all as more fully provided herein; and the Secured Creditors have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Pledgee and the relationship between the Secured Creditors regarding their pari passu interests in the Collateral;

NOW, THEREFORE, in consideration of the benefits accruing to the Companies, the receipt and sufficiency of which are hereby acknowledged, the Companies hereby make the following representations and warranties to the Secured Creditors and hereby covenant and agree with the Secured Creditors as follows:

     1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Companies for the benefit of the Secured Creditors to secure:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, as amended from time to time, would become due) of the Borrower, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement, the Revolving Credit Notes, the Applications, and the Letters of Credit and the due performance and compliance by the Borrower with the terms of the Credit Agreement, the Revolving Credit Notes, the Applications and the Letters of Credit (all such obligations and liabilities under this clause (i), being herein collectively called the "Credit Document Obligations");

         (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, as amended, from time to time, would become due) and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with the Note Purchase Agreement and Senior Notes (all such obligations and liabilities under this clause (ii) being herein collectively called the "Senior Note Obligations");

         (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i), (ii) and (iii) above, after an Event of Default (such term, as used in this

               Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement, or any Event of Default under, and as defined in, the Note Purchase Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral in accordance with the terms of this Agreement, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs incurred by the Pledgee in connection therewith; and

          (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations".

         2. DEFINITION OF STOCK. As used herein: (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock and similar equity interests now owned or hereafter acquired of each and every Subsidiary of the Borrower, whether now existing or hereafter formed or acquired, or whether held directly by Borrower or by a Subsidiary of the Borrower. The Companies represent and warrant that on the date hereof (i) the Stock held by the Borrower directly or by a Subsidiary consists of the number and type of shares of the stock as described in Schedule A hereto; (ii) such Stock constitutes that percentage of the issued and outstanding capital stock of the Subsidiary as is set forth in Schedule A hereto; (iii) unless otherwise stated to be uncertificated in Schedule A hereto, the stock is evidenced by one or more certificates described in Schedule A hereto; and (iv) on the date hereof, except as described in Schedule B hereto, neither the Borrower nor any Subsidiary owns any other Stock.

         3. PLEDGE OF STOCK.

         3.1. Pledge. To secure the Obligations and for the purposes set forth in Section 1 hereof, until the first to occur of: (i) the Termination Date (as defined below) or (ii) the date such Collateral is released from the security interest created hereby pursuant to Section 18 hereof, the Companies hereby:

         (a) grant to the Pledgee a security interest in all of the Collateral now or hereafter owned by the Borrower or any Subsidiary;

         (b) pledge and deposit as security with the Pledgee the Stock owned by the Borrower or any Subsidiary on the date hereof (except as described in Schedule C hereto), and deliver to the Pledgee certificates or instruments therefor, accompanied by undated stock powers duly executed in blank by the Borrower or the First Tier Subsidiary, as the case may be, or such other instruments of transfer as are acceptable to the Pledgee; and

         (c) assign, transfer, hypothecate, mortgage, charge and set over to the Pledgee all of the Borrower's and the First Tier Subsidiaries' right, title and interest in and to such Stock (and in and to all certificates or instruments evidencing such Stock), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

         3.2. Subsequently Acquired Stock. If the Borrower or any Subsidiary shall acquire (by purchase, stock dividend or otherwise) any additional Stock of any Subsidiary, whether such Subsidiary shall be now existing or hereafter formed or acquired, at any time or from time to time after the date hereof, the Borrower will forthwith pledge and deposit, or cause its Subsidiary to forthwith pledge and deposit, such Stock (or certificates or instruments representing such Stock) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, accompanied by undated stock powers duly executed in blank, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a Senior Financial Officer of the Borrower describing such Stock and certifying that the same have been duly pledged with the Pledgee hereunder.

         3.3. Uncertificated Stock. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Stock (whether now owned or hereafter acquired) is uncertificated Stock, the Borrower shall promptly notify the Pledgee thereof, and shall promptly take, or cause its Subsidiary to take, all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under the applicable Uniform Commercial
Code) in such Stock. Each of the Companies further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel (with customary assumptions and qualifications) reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Stock promptly upon request of the Pledgee.

         3.4 Definitions of Pledged Stock, Collateral and Secured Debt Agreement. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock." The Pledged Stock, together with all proceeds of such Pledged Stock, including any securities and moneys received and at the time held by the Pledgee hereunder, is herein called the "Collateral." The term "Secured Debt Agreement" shall mean each of the Credit Agreement, the Revolving Credit Notes, this Agreement, the Applications, the Senior Notes, and the Note Purchase Agreement.

         3.5 Lien Pari Passu. Each Secured Creditor and the Pledgee, severally, acknowledges and agrees that the Lien of this Agreement secures, on a pari passu basis, all of the Obligations, without preference or priority to any Secured Creditor, regardless of (i) the failure of any party to make proper and timely filings or recordations, (ii) the place or timing of any filing or recordation,
(iii) the timing or amount of any disbursement or advance under the Credit Agreement or the Note Purchase Agreement, or (iv) any other reason.

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Stock, which may be held (in the discretion of the Pledgee) in the name of the Borrower or one of the First Tier Subsidiaries, as the case may be, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the Borrower, the Co-Agent and each other Secured Creditor after the appointment of any sub-agent; provided, however, that the failure to give such notice shall not affect the validity of such appointment.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by any Secured Creditor to the Borrower and the Pledgee (provided, that if an Event of Default specified in clauses (g) or (h) of Section 8.1 of the Credit Agreement or clauses (g) and (h) of Section 11 of the Note Purchase Agreement shall occur, no such notice shall be required), the Borrower or one of its First Tier Subsidiaries, as the case may be, shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to give all consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor with respect to the Collateral. All the rights of the Companies to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and, to the extent applicable, written notice thereof shall have been given as provided in clause (ii) above, in which case Section 7 shall become applicable.

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. Dividends and other distributions in respect of the Pledged Stock may be paid to the Borrower or any First Tier Subsidiary at any time only to the extent expressly permitted by the Credit Agreement and the Note Purchase Agreement.

The Pledgee shall be entitled to receive directly, and to retain as part of the
Collateral:

            (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

            (ii) all other or additional stock or other securities or property (including cash), which may be paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock or other securities or property
                  (including cash) which may be paid in respect of the
                   Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

All dividends, distributions or other payments which are received by any of the Companies in contravention of the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Company and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee, upon the written direction of the Required Secured Creditors, shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of Iowa, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Companies hereby agree to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral payable to Borrower or any First Tier Subsidiary under Section 6 hereof;

            (ii) to transfer all or any part of the Pledged Stock into the Pledgee's name or the name of its nominee or nominees for the purpose of securing its right to the Pledged Stock in accordance with the terms of this Agreement (the Pledgee agrees to promptly notify the Companies in writing after such transfer; provided, however, that the failure to give such notice shall not affect the validity of such transfer);

            (iii) subject to the giving of written notice to the Companies to the extent required in accordance with clause (ii) of Section 5 hereof, to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Companies hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Companies, with full power of substitution to do so); and

            (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (except as expressly provided below) or to redeem or otherwise (all of which are hereby waived by the Companies), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee, acting upon the written instructions of the Required Secured Creditors, may determine; provided, that at least 10 days written notice of the time, place and manner of any such sale shall be given to the Companies. The Companies hereby waive and release to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee and each other Secured Creditor provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced against the Companies only by the action of the Pledgee acting upon the written instructions of the Required Secured Creditors, and that no Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement. The Pledgee agrees that it will not pursue any remedies provided for herein against the Companies without the prior written consent of the Required Secured Creditors.

         9.       APPLICATION OF PROCEEDS.

         (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

            (i) first, to the payment of all Obligations owing the Pledgee of the type provided in clauses (iii) and (iv) of the definition of Obligations;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(b) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 18 hereof, to the Borrower or, to the extent directed by the Borrower or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

         (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations. For purposes of determining the proportionate amounts of all Obligations sharing in any such Pro Rata Share, (i) the amount of the outstanding Credit Document Obligations shall be deemed to be the sum of the principal amount of all Revolving Credit Notes outstanding under the Credit Agreement, together with any breakage fees relating thereto and all accrued and unpaid interest with respect thereto, the principal amount of unpaid draws on the Letters of Credit, and the Outstanding Letter of Credit Exposure but excluding any fees, indemnities or other expenses the payment of which is required by the Credit Agreement, and
(ii) the amount of the outstanding Senior Note Obligations shall be deemed to be the sum of the principal amount of all Senior Notes outstanding under the Note Purchase Agreement, together with any make-whole amount relating thereto and all accrued and unpaid interest with respect thereto, but excluding any fees, indemnities or other expenses the payment of which is required by the Note Purchase Agreement. Any Pro Rata Share of proceeds applied pursuant to this
Section 9 shall be applied, first, to accrued and unpaid interest, and, second, to the outstanding principal amount of the Obligations, any Letter of Credit Collateral Obligations and any make-whole amount relating thereto. For the purposes of this Section 9(b), any reduction in the Outstanding Letter of Credit Exposure shall, to the extent of such reduction be deemed to be a payment received by the Bank Lenders issuing such Letter of Credit with respect to Obligations on the date of such reduction, and any amounts previously paid to such Bank Lender due to the inclusion of such amount in the fraction for determining such Bank Lenders "Pro Rata Share" shall be refunded by such Bank Lender and redistributed in accordance with the provisions of subsection of (a) above. If any amounts have been deposited with Administrative Agent as collateral for Letters of Credit in accordance with Section 8.4 of the Credit Agreement, then at such time as the amount of the Outstanding Letters of Credit Exposure is reduced below the amount of the collateral held by the Administrative Agent, such excess amount so held by the Administrative Agent shall be distributed as provided in subsection (a) above.

         (c) All payments required to be made to the Bank Lenders hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Lenders and all payments required to be made to the Senior Note Holders hereunder shall be made directly to the respective Senior Note Holder by wire transfer of immediately available funds to the bank account as set forth on Schedule A to the Note Purchase Agreement (a copy of which has been provided to the Pledgee) or such other bank account as such Senior Note Holder shall have designated in writing to the Pledgee.

         (d) For purposes of applying payments received in accordance with this
Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Senior Note Holders for a determination (which the Administrative Agent and each Senior Note Holder agrees (or shall agree) to provide upon request of the Pledgee) of the outstanding Obligations owed to the Bank Lenders or the Senior Note Holders, as the case may be.

         (e) It is understood and agreed that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. The Borrower agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse the Pledgee and each other Secured Creditor for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder except, with respect to clauses (i) and (ii) above, for those arising from the Pledgee's or such other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Borrower under this
Section 11 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12.      FURTHER ASSURANCES, POWER OF ATTORNEY.

         (a) Each of the Companies agrees that it will join with the Pledgee in executing and, at the Borrower's own expense, file and refile under the applicable Uniform Commercial Code or appropriate local equivalent, such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Borrower or any First Tier Subsidiary where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder. The Borrower will pay any applicable filing fees, recordation taxes and related expenses relating to the Collateral.

         (b) The Companies hereby appoint the Pledgee, the Companies attorney in fact, with full authority in the place and stead of the Companies and in their name or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 9 of the Credit Agreement.

         14. TRANSFER BY THE COMPANIES. Except for sales and other dispositions of Collateral permitted pursuant to the Credit Agreement and the Note Purchase Agreement, the Companies will not, and will cause their Subsidiaries not to, sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANIES.

         (a) The Companies represent, warrant and covenant that (i) they are the legal, record and beneficial owner of, and have good and marketable title to, all Stock pledged by them hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;
(ii) they have full power, authority and legal right to pledge all the Stock pledged by them pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by each of them and constitutes a legal, valid and binding obligation of the Companies enforceable against each of them in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of any of the Companies or any of their Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by any of them in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the Pledgee's rights and remedies pursuant to this Agreement, except as may be required in connection with the disposition of the Stock by laws affecting the offering and sale of securities generally; (v) the execution, delivery and performance of this Agreement by the Companies does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws of the Companies or of any Stock issued by any of the Subsidiaries, or of any mortgage, indenture, lease, deed of trust, agreement, instrument or undertaking to which any of the Companies or any of their Subsidiaries is a party or which purports to be binding upon any of the Companies or any of their Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of any of the Companies or any of their Subsidiaries except as contemplated by this Agreement; (vi) all of the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and (vii) the pledge and assignment of the Stock pursuant to this Agreement, together with the delivery of such Stock pursuant to this Agreement (which delivery has been made), creates a valid and perfected first security interest in such Stock and the proceeds thereof (subject to the release of proceeds constituting dividends as provided in Section 6), subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the any of the Companies which would include the Stock. The Companies covenant and agree that they will defend the Pledgee's right, title and security interest in and to the Stock and the proceeds thereof against the claims and demands of all persons whomsoever; and the Companies covenant and agree that they will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

         (b) The Companies represent, warrant, and covenant that all filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by the Companies to the Pledgee hereby in respect of the Collateral have been accomplished (except filings of certain Uniform Commercial Code financing statements, which have been duly executed and delivered by the Companies for filing) and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

         (c) The Companies represent, warrant, and covenant that as of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, and so long as the Revolving Credit Commitments have not been terminated, any Revolving Credit Note remains unpaid, any Senior Note remains unpaid or any of the Obligations remain unpaid, none of the Companies will execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Companies and as expressly permitted by the Credit Agreement and the Note Purchase Agreement.

         16. COMPANIES' OBLIGATIONS ABSOLUTE, ETC. The obligations of the Companies under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any of the Companies or any Subsidiary of any of the Companies, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Companies shall have notice or knowledge of any of the foregoing.

         17. REGISTRATION, ETC.

         (a) If an Event of Default shall have occurred and be continuing and the Companies shall have received from the Pledgee a written request or requests that the Companies cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Borrower as soon as practicable and at its expense will use its reasonable efforts to cause such registration to be effected (and be kept effective) and will use its reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements; provided, that the Pledgee shall furnish to the Borrower such information regarding the Pledgee as the Borrower may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Borrower will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of the Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which made, not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Borrower by the Pledgee or such other Secured Creditor expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Stock pursuant to Section 7 hereof, such Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee shall, in the sole and absolute discretion of the Required Secured Creditors, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; provided, that at least 10 days written notice of the time, place and manner of any such sale shall be given to the Companies. Without limiting the generality of the foregoing, in any such event the Pledgee, in the sole and absolute discretion of the Required Secured Creditors: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION, RELEASE.

         (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Sections 11 and 24 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Borrower, will duly release from the security interest created hereby and assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Revolving Credit Commitments have been terminated in full, no Credit Document Obligations remain unpaid, and after giving effect to the foregoing, the Senior Financial Officer of the Borrower shall have certified to Pledgee and each Secured Creditor that no Default or Event of Default exists under any Senior Note or the Note Purchase Agreement.

         (b) In the event that any part of the Collateral is requested by the Borrower to be released in connection with a permitted merger or asset disposition under the applicable provisions of the Credit Agreement and the Note Purchase Agreement, the Pledgee, at the request and expense of the Borrower, will promptly and without undue delay, duly release from the security interest created hereby and assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

         (c) At any time that the Borrower desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee and each Secured Creditor a certificate signed by the Senior Financial Officer of the Borrower stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b), and setting forth the information (including detailed calculations) required in order to establish compliance with each of the covenants referred to in Section 18(a) or (b), as applicable. The Pledgee shall be entitled to rely on such certificates, unless it has actual knowledge of the untruthfulness of the same.

         19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, or telecopied, addressed:

         (a) if to the Borrower or the Companies, at:

             MidAmerican Realty Services Company
             666 Grand Avenue
             Des Moines, Iowa  50303
             Attention:  Patrick J. Goodman, Senior Vice President,
                         Chief Financial Officer and Chief Accounting Officer

             With a copy to:

             HomeServices.Com Inc.
             Executive Officers
             6800 France Avenue South
             Edina, MN  55435
             Attention:  Dwayne J. Coben, Senior Vice President
                         And Chief Financial Officer

         (b) if to the Pledgee, at:

             LaSalle Bank National Association
             135 S. LaSalle
             Chicago, Illinois 60603
             Attention:  Kurt Gibson, Vice President

             With a copy to:

             La Salle Bank National Association
             801 Grand, Suite 3150
             Des Moines, Iowa  50309
             Attention:  Kurt Gibson, Vice President

             With a copy to:

             U.S. Bank National Association
             NEWT0219
             1700 Farnam Street
             Omaha, Nebraska  68154
             Attention:  Timothy P. Sullivan, Vice President, Business Banking
             Telephone:  (402) 348-6294
             Facsimile:  (402) 348-6841

         (c) if to any Bank Lender (other than the Pledgee), at such address as such Bank Lender shall have specified in the Credit Agreement;

         (d) if to any Senior Note Holder, at such address as such Senior Note Holder shall have specified in Schedule A to the Note Purchase Agreement or such other address as such Senior Note Holder shall have specified in writing to the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Companies and the Pledgee with the written consent of the Required Secured

Creditors. A copy of each waiver, amendment, or modification of this Agreement shall be promptly provided by the Borrower to each Secured Creditor.

         21. COMPANIES' DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Companies shall remain liable to perform all of the obligations, if any, assumed by them with respect to the Collateral, and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any of the Companies under or with respect to any Collateral.

         22. CONSENT TO JURISDICTION. At the option of the Required Secured Creditors, this Agreement may be enforced in any federal court or Iowa state court sitting in Polk County, Iowa. The Companies consent to the jurisdiction and venue of any such court and waive any argument that venue in such forums is not convenient. In the event any of the Companies commences any actions in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement, the Pledgee acting under the instructions of the Required Secured Creditors shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

         23. WAIVER OF JURY TRIAL. THE COMPANIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER OBLIGATIONS, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE PLEDGEE OR ANY SECURED CREDITOR AND ANY OF THE COMPANIES ARE ADVERSE PARTIES.

         24. THE PLEDGEE

         (a) Appointment and Authorization.

         Each Secured Creditor hereby appoints and authorizes the Pledgee to take such action as agent on its behalf and to exercise such powers hereunder as are designated to the Pledgee by the terms hereof together with such powers as are reasonably incidental thereto, and the Pledgee accepts such appointment on the terms and conditions herein provided. The Pledgee may resign at any time by sending twenty (20) days prior written notice to the Companies and the Secured Creditors. The Pledgee may be removed upon twenty (20) days prior written notice to the Companies and the Pledgee from (i) the Required Bank Lenders or (ii) the Required Senior Note Holders. In the event of any such resignation or removal the Required Senior Creditors may appoint a successor collateral agent after consultation with the Borrower, which shall succeed to all the rights, powers and duties of the Pledgee. Any resigning or removed Pledgee shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder but no successor agent shall in any event be liable or responsible for any actions of its predecessor.

         (b) Rights as a Bank Creditor.

         The Pledgee has and reserves all the rights, power, and duties hereunder and under its Revolving Credit Note and the Credit Agreement, and this Agreement as any Bank Lender may have and may exercise the same as though it were not the Pledgee and the terms "Bank Lender" or "Bank Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Pledgee in its individual capacity as a Bank Lender.

         (c) Standard of Care.

         The Secured Creditors acknowledge that they have received and approved copies of this Agreement and such other information and documents concerning the transactions contemplated as they have requested to receive and/or review. The Pledgee makes no representations or warranties of any kind or character to the Secured Creditors with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof. Neither the Pledgee, nor any director, officer, employee, agent or representative thereof shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. The Pledgee shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Borrower, any First Tier Subsidiary or any Secured Creditor), unless it has actual knowledge of the untruthfulness of same. The Pledgee may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Secured Creditors for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care except for the gross negligence or willful misconduct of its employees. The Pledgee shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. Unless the Pledgee has actual knowledge of any Default or Event of Default, the Pledgee shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by the Borrower or a Secured Creditor. The Pledgee shall in all events be fully protected in acting or failing to act in accord with the instruction of the Required Secured Creditors. The Pledgee shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Secured Creditors against any and all liability and expense which may be incurred by the Pledgee by reason of taking or continuing to take any such action. The Pledgee may treat the owner of any Revolving Credit Note or Senior Note as the holder thereof until written notice of transfer shall have been filed with the Pledgee signed by such owner in form reasonably satisfactory to the Pledgee.

         (d)      Costs and Expenses.

         To the extent not reimbursed pursuant to Section 9(a)(i), each Secured Creditor agrees to reimburse the Pledgee for all costs and expenses suffered or incurred by the Pledgee in performing its duties hereunder following and during the continuance of any Event of Default, or in the exercise of any right or power imposed or conferred upon the Pledgee hereby, to the extent that the Pledgee is not promptly reimbursed for same by the Borrower (and Pledgee's action does not constitute gross negligence or willful misconduct), all such costs and expenses to be borne by the Secured Creditors ratably in accordance with their Pro Rata Share of the Obligations.

         (e) Indemnity.

         In case any Event of Default shall have occurred and be continuing, the Secured Creditors, to the extent not prohibited by applicable law, shall ratably indemnify and hold the Pledgee, and its directors, officers, employees, agents or representatives harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or in connection with the events arising in connection therewith and thereafter except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

         25. ADDITIONAL SECURED CREDITORS. If the Borrower incurs senior indebtedness from and after the date hereof which is permitted by the Credit Agreement and the Note Purchase Agreement, each Secured Creditor agrees to enter into an amendment to this Agreement, which agreement shall be satisfactory in scope and form to the Required Senior Creditors to allow such senior indebtedness to be secured by the lien of this Agreement on a pari passu basis with all existing Obligations secured hereby.

         26. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Companies and the Secured Creditors and shall inure to the benefit of the Secured Creditors and their respective successors and assigns and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF IOWA. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         27. DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

"Administrative Agent" is defined in the preamble hereof.

"Agreement" is defined in the introductory paragraph hereof.

"Applications" means the agreements evidencing reimbursement obligations arising out of or in connection with the Letters of Credit.

"Bank Lenders" is defined in the preamble hereof.

"Borrower" is defined in the introductory paragraph hereof.

"Co-Agent" is defined in the preamble hereof.

"Collateral" is defined in Section 3.4 hereof.

"Companies" is defined in the introductory paragraph hereof.

"Credit Document Obligations" is defined in Section 1(i) hereof.

"Credit Agreement" is defined in the preamble hereof.

"Default" means an event or condition, the occurrence or existence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

"Event of Default" is defined in Section 1(iv) hereof.

"First Tier Subsidiaries" is defined in the preamble hereof.

"Letter of Credit Collateral Obligations" shall mean all of the obligations of the Borrower under Sections 1.3 or 8.4 of the Credit Agreement to deposit cash collateral with respect to Outstanding Letters of Credit Exposure.

"Letters of Credit" means commercial and/or standby letters of credit issued under Section 1.3 of the Credit Agreement for the account of the Borrower or, at the direction of the Borrower, any Subsidiary of the Borrower.

"Note Purchase Agreement" is defined in the preamble hereof.

"Obligations" is defined in Section 1 hereof.

"Outstanding Letters of Credit Exposure" means at any time the undrawn full amount of all outstanding Letters of Credit at such time.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Pledged Stock" is defined in Section 3.4 hereof.

"Pledgee" is defined in the introductory paragraph hereof.

"Pro Rata Share" is defined in the Section 9(b) hereof.

"Required Bank Lenders" means at any time those Bank Lenders then holding at least 60 percent (except as provided below) of the then aggregate unpaid principal amount of the Revolving Credit Notes and interests in Letters of Credit or, if no such principal amount is outstanding, Lenders having at least 60 percent (except as provided below) of the revolving credit commitments as specified in the Credit Agreement; provided, however, except as otherwise provided in Section 18 hereof, with respect to any release of all or any material part of the Collateral, the required percentage shall be 100%.

"Required Secured Creditors" means (i) the Required Bank Lenders (voting separately as a class) and (ii) the Required Senior Note Holders (voting separately as a class).

"Required Senior Note Holders" means at any time those Senior Note Holders then holding at least 51% of the principal amount of the Senior Notes outstanding.

"Revolving Credit Notes" means the notes evidencing advances and loans under the Credit Agreement.

"Secured Creditors" is defined in the preamble hereof.

"Secured Debt Agreement" is defined in Section 3.4 hereof.

"Secured Lenders" means the "Secured Creditors" as defined in the preamble hereof.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

"Senior Notes" is defined in the preamble hereof.

"Senior Note Holders" is defined in the preamble hereof.

"Senior Note Obligations" is defined in Section 1(ii) hereof.

"Stock" is defined in Section 2 hereof.

"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

"Termination Date" is defined in Section 18(a) hereof.



             [REMAINDER OF THIS PAGE LEFT INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower, each of the First Tier Subsidiaries the Pledgee and each of the Secured Creditors have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                  MIDAMERICAN REALTY SERVICES COMPANY



                                  By:
                                     ----------------------------------------
                                      Title:  Senior Vice President,
                                              Chief Financial Officer and
                                              Chief Accounting Officer



                                  LASALLE BANK NATIONAL ASSOCIATION, as Pledgee



                                  By:
                                     ----------------------------------------
                                      Title:  Vice President



   [Signature Pages for First Tier Subsidiaries and Secured Creditors follow]